
EXHIBIT 10.1                                                              8/7/01

================================================================================





                               PURCHASE AGREEMENT

                                   ----------

                                  BY AND AMONG

                             COLUMBIA ENERGY GROUP,

                          COLUMBIA PROPANE CORPORATION,

                             COLUMBIA PROPANE, L.P.,

                               CP HOLDINGS, INC.,

                             AMERIGAS PROPANE, L.P.,

                             AMERIGAS PARTNERS, L.P.

                                       AND

                             AMERIGAS PROPANE, INC.

                                   ----------


                           DATED JANUARY 30, 2001, AND
                     AMENDED AND RESTATED ON AUGUST 7, 2001





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


                                TABLE OF CONTENTS

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
                                                                                          PAGE

ARTICLE I THE TRANSACTIONS..................................................................1

        SECTION 1.1 The Transactions........................................................1

                (a) Sale and Purchase of Buyer Limited Partnership Interests; Capital
                      Contribution of API to Buyer..........................................1

               (b) Contribution of Buyer Limited Partnership Interests to Buyer Parent
                      in Return for Buyer Parent Units; Capital Contribution of API
                      to Buyer Parent.......................................................2

               (c) Buyer and Buyer Parent Financing; Capital Contributions to Buyer.........2

                 (d) Distribution to Company and Assumption by Company of Certain CPLP
                      Assets and Liabilities................................................3

                (e) Sale of Company Assets and Liabilities to the Buyer.....................3

               (f) Execution and Delivery of Capital Contribution Agreement.................3

               (g) Amendment of the Intercompany Loan Agreement.............................3

               (h) Purchase of the Company's CPLP Limited Partnership Interest and the
                      Intercompany Note.....................................................4

               (i) Contribution of Buyer Blend Assets and Liabilities to CPLP...............4

               (j) Distribution to Seller and Assumption by Seller of Certain Company
                      Assets and Liabilities................................................4

               (k) Purchase and Sale of the Company Shares..................................4

        SECTION 1.2 Closing.................................................................4

        SECTION 1.3 Closing Deliveries......................................................5

               (a)  Seller's Deliveries.....................................................5

               (b) Buyer's Deliveries.......................................................7

               (c) Registration Rights Agreement............................................9

               (d) Definition of Transaction Documents......................................9

        SECTION 1.4 Purchase Price Adjustment...............................................9

                (a) Adjusted Net Working Capital; Absence of Certain Long-Term
                      Liabilities...........................................................9

               (b) Purchase Price Adjustment................................................9

               (c) Closing Date Financial Statements.......................................10

               (d) Delivery of Closing Date Financial Statements; Access to Records........10

                (e) Objection to the Closing Date Financial Statements.....................11
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               (f) Resolution of Disputes..................................................11

               (g) Payment of Balance......................................................11

        SECTION  1.5 Allocation of Purchase Price..........................................11

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER........................................12

        SECTION 2.1 Organization of Seller; Authority of Seller; Binding Effect on
               Seller......................................................................12

        SECTION 2.2 Organization and Existence of the Company Parties; Authority of
               the Subsidiaries; Binding Effect on the Subsidiaries........................12

                (a) Organization and Existence of the Company and its Subsidiaries;
                      Qualification of the Company and its Subsidiaries....................12

               (b) Authority of the Company Parties; Binding Effect on Company
                      Parties; Enforceability..............................................13

        SECTION 2.3 Capital Structure......................................................13

               (a) Company Capital Stock...................................................13

               (b) Subsidiaries' Capital Stock or Partnership Interests....................13

        SECTION 2.4 Subsidiaries...........................................................14

        SECTION 2.5 No Material Adverse Change.............................................14

        SECTION 2.6 No Conflict............................................................14

        SECTION 2.7 No Default.............................................................15

        SECTION 2.8 Brokerage Arrangements.................................................15

        SECTION 2.9 Company Party Financial Statements; Undisclosed Liabilities............15

        SECTION 2.10 No Litigation.........................................................16

        SECTION 2.11 Environmental Matters.................................................16

        SECTION 2.12 Labor Matters.........................................................17

        SECTION 2.13 Compliance with Laws..................................................18

        SECTION 2.14 Intellectual Property.................................................18

        SECTION 2.15 Employee Benefit Plans; ERISA.........................................18

        SECTION 2.16 Taxes.................................................................20

        SECTION 2.17 Corporate and Partnership Records.....................................22

        SECTION 2.18 Material Contracts....................................................22

        SECTION 2.19 Real and Personal Property............................................24

        SECTION 2.20 Bank Accounts.........................................................25

        SECTION 2.21 Insurance Policies....................................................25

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
        SECTION 2.22 Inventory.............................................................25

        SECTION 2.23 Accounts Receivable...................................................25

        SECTION 2.24 Propane Sales.........................................................25

        SECTION 2.25 Letters of Credit and Guaranties......................................26

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER PARENT AND BUYER.......................26

        SECTION 3.1 Organization and Existence.............................................26

        SECTION 3.2 Authority; Binding Effect..............................................26

        SECTION 3.3 No Material Adverse Change.............................................26

        SECTION 3.4 SEC Filings............................................................27

        SECTION 3.5 Ownership..............................................................27

        SECTION 3.6 No Conflict............................................................28

        SECTION 3.7 No Default.............................................................28

        SECTION 3.8 Brokerage Arrangements.................................................28

        SECTION 3.9 Purchase Not for Distribution..........................................28

        SECTION 3.10 Governing Documents...................................................29

        SECTION 3.11 Compliance with Laws..................................................29

        SECTION 3.12 Taxes.................................................................29

ARTICLE IV INVESTMENT......................................................................30

        SECTION 4.1 Restricted Securities..................................................30

        SECTION 4.2 Purchase for Own Account; Investment...................................30

        SECTION 4.3 Information............................................................30

        SECTION 4.4 Legends................................................................31

ARTICLE V CERTAIN COVENANTS................................................................31

        SECTION 5.1 Access to Information..................................................31

        SECTION 5.2 Seller Conduct of Business.............................................32

               (a) Ordinary Course.........................................................32

               (b) Restrictions on the Company and the Subsidiaries........................32

               (c) Tax Filings.............................................................34

               (d) Employees of the Company and the Subsidiaries...........................34

        SECTION 5.3 Expenses...............................................................35

        SECTION  5.4 Approvals; Further Action; Commercially Reasonable Efforts............35

                                      iii
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
        SECTION 5.5 Notification of Certain Matters........................................35

        SECTION 5.6 Certain Indebtedness...................................................36

        SECTION 5.7 No Public Announcement.................................................36

        SECTION 5.8 Use of Names...........................................................36

               (a) Licenses................................................................36

               (b) Amendments; Necessary Actions...........................................37

               (c) Cessation of Use........................................................37

        SECTION 5.9 Post-Closing Assistance................................................37

        SECTION 5.10 Noncompetition........................................................38

               (a) Covenant Not to Compete.................................................38

               (b) Non-Solicitation........................................................39

               (c) Hiring of Buyer's Employees.............................................39

               (d) Remedies for Breach.....................................................39

               (e) Other Business..........................................................39

        SECTION 5.11 Registration Rights...................................................39

        SECTION 5.12 Additional Insured....................................................39

        SECTION 5.13 Pre-Closing Annual and Monthly Financial Statements...................40

        SECTION 5.14 Pre-Closing Employment Taxes Cooperation..............................40

        SECTION 5.15 Information Concerning Partnership Tax Attributes.....................40

        SECTION 5.16 Periodic Information Concerning Financing Arrangements................41

        SECTION 5.17 Information Provided under the National Propane Purchase Agreement....41

ARTICLE VI CONDITIONS......................................................................42

        SECTION 6.1 Conditions to Each Party's Obligations.................................42

               (a) Governmental Consents...................................................42

               (b) Third Party Consents....................................................42

               (c) HSR Act.................................................................42

               (d) No Injunctions or Restraints............................................42

               (e) Deliveries..............................................................42

        SECTION 6.2 Conditions to Obligations of Buyer Parties.............................42

               (a) Representations and Warranties..........................................42

               (b) Performance of Obligations of Seller and Company Parties................42

                                       iv
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
               (c) Resignations............................................................43

               (d) No Company Material Adverse Effect......................................43

               (e) Seller's Counsel's Opinion..............................................43

               (f) Financing...............................................................43

               (g) Payment of Long-Term Liabilities........................................43

               (h) Richmond Office Lease...................................................43

                (i) Sinking Springs Terminal...............................................43

               (j) Transition Services Agreement...........................................43

               (k) Buyer's Tax Counsel's Opinion...........................................43

                (l) Various Tax Matters....................................................43

        SECTION 6.3 Conditions to Obligations of Seller....................................44

               (a) Representations and Warranties..........................................44

               (b) Performance of Obligations of Buyer.....................................44

               (c) Buyer Financing.........................................................44

               (d) No Buyer Material Adverse Effect........................................45

               (e) Opinion of Counsel to Buyer and Buyer Parent............................45

ARTICLE VII EMPLOYEE BENEFITS..............................................................45

        SECTION 7.1 Seller Pension Plans...................................................45

        SECTION 7.2 401(k) Plan Benefits...................................................45

        SECTION 7.3 Seller Welfare or Other Benefit Plans..................................45

        SECTION 7.4 Post-Closing Employee Benefits.........................................47

        SECTION 7.5 Provision of Information to Company Employees..........................48

        SECTION 7.6 Indemnification........................................................48

ARTICLE VIII TERMINATION...................................................................48

        SECTION 8.1 Events of Termination..................................................48

               (a) Consent.................................................................49

               (b) Prohibition or Restriction..............................................49

               (c) Non-Occurrence..........................................................49

        SECTION 8.2 Effect of Termination..................................................49

ARTICLE IX INDEMNIFICATION.................................................................49

        SECTION 9.1 Obligation to Indemnify................................................49
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        SECTION 9.2 Control of Remediation of Company Party Properties for Which
               Seller Is Providing Indemnification.........................................53

ARTICLE X NATIONAL PROPANE PURCHASE AGREEMENT..............................................54

        SECTION  10.1 Representations and Warranties of the Seller.........................54

        SECTION 10.2 Representations, Warranties and Covenants of the Buyer Parties........55

        SECTION 10.3 Indemnification.......................................................55

               (a) Seller's Indemnification................................................55

               (b) Buyer's Indemnification.................................................56

               (c) Seller's and Buyer Parties' Cross Indemnification.......................56

               (d) Absence of Certain Limitations on Indemnification Obligations...........56

               (e) Effect of Buyer Keep Well Agreement and Seller Guaranty.................56

ARTICLE XI INDEMNIFICATION PROCEDURES;  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
        EFFECT OF INSURANCE................................................................57

        SECTION 11.1 Indemnification Procedures............................................57

        SECTION 11.2 Survival; Termination; Insurance; Claims against Third Parties........59

        SECTION 11.3 Environmental Insurance...............................................61

ARTICLE XII TAX MATTERS....................................................................61

        SECTION 12.1 Tax Indemnity.........................................................61

        SECTION 12.2 Returns and Payments..................................................62

        SECTION 12.3 Tax Benefits..........................................................64

        SECTION 12.4 Tax Refunds...........................................................64

        SECTION 12.5 Contests..............................................................64

        SECTION 12.6 Time of Payment.......................................................65

        SECTION 12.7 Cooperation and Exchange of Information...............................66

        SECTION 12.8 Conveyance Taxes......................................................66

        SECTION 12.9 Miscellaneous.........................................................66

ARTICLE XIII MISCELLANEOUS.................................................................67

        SECTION 13.1 Notices...............................................................67

        SECTION 13.2 Governing Law; Dispute Resolution; Enforcement........................69

        SECTION 13.3 Entire Agreement; Amendments and Waivers..............................69

        SECTION 13.4 Binding Effect and Assignment.........................................70

        SECTION 13.5 Severability..........................................................70
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        SECTION 13.6 Disclosure............................................................70

        SECTION 13.7 Interpretation........................................................70

        SECTION 13.8 References; Construction..............................................71

        SECTION 13.9 Context...............................................................71

        SECTION 13.10 No Prejudice.........................................................71

        SECTION 13.11 Execution............................................................72

                                    SCHEDULES

Schedule 1.1(d)            CPLP Assets and Liabilities (to be Distributed to the Company)
Schedule 1.1(e)            Company Purchased Assets and Assumed Liabilities (to be Sold to or
                           Assumed by Buyer)
Schedule 1.1(f)            Buyer Blend Assets and Liabilities Contributed by Buyer to CPLP
Schedule 1.1(j)            Company Excluded Assets and Liabilities (to be Distributed to Seller)
Schedule 1.3(a)(xv)        Language to be Included in Seller's Officer's Certificate
Schedule 1.4(a)(x)-I       Adjustments to Total Current Assets
Schedule 1.4(a)(x)-II      Adjustments to Total Current Liabilities
Schedule 1.4(a)(y)         Permitted Long-Term Liabilities
Schedule 1.5               Allocation of Purchase Price
Schedule 2.2(a)-I          Company Subsidiaries
Schedule 2.2(a)-II         Company Party Foreign Qualifications
Schedule 2.2(a)-III        Company Party Investments
Schedule 2.2(b)            Corporate and Partnership Authority
Schedule 2.3(b)            Subsidiaries' Capital Stock
Schedule 2.4               Liens on Interests in Subsidiaries
Schedule 2.5               Company Party Material Adverse Changes
Schedule 2.6               Company Party Required Consents; Conflicts
Schedule 2.7               Company Party Defaults
Schedule 2.8               Company Party Brokerage Arrangements
Schedule 2.9               Company Party Financial Statements
Schedule 2.10              Company Party Litigation
Schedule 2.11              Company Party Environmental Matters
Schedule 2.12              Company Party Labor Matters
Schedule 2.13              Exceptions to Company Compliance with Laws
Schedule 2.14              Company Party Intellectual Property
Schedule 2.15(a)           Employee Benefit Plans
Schedule 2.15(b)           Multiemployer and Multiple Employer Plans
Schedule 2.15(c)           Single Employer Plans
Schedule 2.15(g)           Accrual of Benefit Plan Liabilities
Schedule 2.16              Company Party Tax Matters
Schedule 2.18(a)           Company Party Material Contracts
Schedule 2.18(b)           Fixed Supply and Purchase Obligations
Schedule 2.19(a)-I         Company Party Real Property
Schedule 2.19(a)-II        Liens Affecting Use of Company Party Real Property
Schedule 2.19(b)           Breaches and Defaults under Leases; Leases Not in Full Force and
                           Effect
Schedule 2.19(c)           Outstanding Notices
Schedule 2.19(d)           Liens on Personal Property
Schedule 2.20              Company Party Bank Accounts
Schedule 2.21              Company Party Insurance Policies
Schedule 2.23              Accounts Receivable
Schedule 2.24              Propane Sales

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
Schedule 2.25              Letters of Credit and Guaranties
Schedule 3.3               Buyer Party Material Adverse Changes
Schedule 3.5(e)            Liens on Partnership Interests
Schedule 3.6               Buyer Party Required Consents; Conflicts
Schedule 3.8               Buyer Brokerage Arrangements
Schedule 3.12(f)           Tax Sharing Agreements
Schedule 5.2(b)            Company Party Permitted Transactions
Schedule 5.8(b)            Seller Trademarks
Schedule 5.12              Certain Environmental Insurance Policies
Schedule 5.15              Asset Classes
Schedule 7.3(b)            Company Employees for Whom Seller Is Retaining Severance and
                           Other Obligations
Schedule 7.4(a)            Buyer's Enhanced Severance Benefits
Schedule 9.1(c)(ii)        Litigation Retained by Seller
Schedule 9.1(c)(iii)       Seller Indemnified Properties
Schedule 10.1              National Propane Purchase Agreement
Schedule 13.8(a)           Seller Knowledge Persons
Schedule 13.8(b)           Buyer Party Knowledge Persons



                                    EXHIBITS

Exhibit A      Capital Contribution Agreement
Exhibit B      First Amendment to Intercompany Loan Agreement
Exhibit C      Registration Rights Agreement
Exhibit D      Seller Trademark License Agreement
Exhibit E-1    Seller's Counsel's Opinion
Exhibit E-2    Seller's Delaware Counsel's Opinion
Exhibit F-1    Terms and Conditions of Sinking Springs Terminal Lease
Exhibit F-2    Form of Sinking Springs Terminal Lease
Exhibit G      Transition Services Agreement
Exhibit H-1    Buyer's Counsel's Opinion
Exhibit H-2    Buyer's Delaware Counsel's Opinion
Exhibit I      Buyer Keep Well Agreement

                                  DEFINED TERMS

                                                                                         PAGE
Accounts Receivable.......................................................................25
Adjusted Net Working Capital...............................................................9
affiliate.................................................................................71
Agreement..................................................................................1
Alternative Structure.....................................................................67
API........................................................................................1
Assigned Asset............................................................................38
Assignee Party............................................................................38
Assigning Party...........................................................................38
Atlantic...................................................................................1
Atlantic Interest..........................................................................1
Benefit Plan..............................................................................18
Benefit Plans.............................................................................18
Book Value and Section 704(c).............................................................40
Business Day..............................................................................71
Buyer......................................................................................1
Buyer Blend Assets and Liabilities.........................................................3
Buyer Employee Benefit Plans..............................................................47
Buyer Guaranty............................................................................55
Buyer Indemnification Basket..............................................................56
Buyer Indemnification Cap.................................................................52
Buyer Indemnification Threshold...........................................................56
Buyer Indemnitees.........................................................................49
Buyer Limited Partnership Agreement........................................................2
Buyer Limited Partnership Interests........................................................1
Buyer Material Adverse Effect.............................................................26
Buyer Parent...............................................................................1
Buyer Parent Partnership Agreement.........................................................2
Buyer Parties..............................................................................1
Buyer Partnership Agreement................................................................1
Buyer Party................................................................................1
Buyer Permits.............................................................................29
Buyer Required Consents...................................................................28
Buyer's 401(k) Plan.......................................................................45
Buyer's Additional CPLP Limited Partnership Interest.......................................4
Buyer's Counsel............................................................................8
Buyer's Delaware Counsel...................................................................8
Buyer's Tax Counsel.......................................................................43
Capital Contribution Agreement.............................................................3
Closing....................................................................................4
Closing Agreement.........................................................................22
Closing Date...............................................................................5

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
Closing Date Financial Statements.........................................................10
Columbia Petroleum........................................................................36
Columbia Petroleum Trademark License Agreement............................................36
Company....................................................................................1
Company Assets.............................................................................3
Company Assets and Liabilities.............................................................3
Company Financial Statements..............................................................15
Company Material Adverse Effect...........................................................14
Company Parties............................................................................1
Company Party or Atlantic Property........................................................51
Company Permits...........................................................................18
Company Required Consents.................................................................14
Company Shares.............................................................................1
Company's CPLP Limited Partnership Interest................................................1
Compensation Plans........................................................................46
Confidentiality Agreement.................................................................32
Conoco.....................................................................................1
Contest...................................................................................65
Contest Expenses..........................................................................61
Conveyance Taxes..........................................................................66
CPH........................................................................................1
CPH Shares.................................................................................1
CPLP.......................................................................................3
CPLP General Partnership Interest..........................................................5
CPLP Partnership Agreement................................................................33
Delaware Court............................................................................69
employee benefit plans....................................................................18
Energy USA................................................................................38
Environmental Claim.......................................................................17
Environmental Laws........................................................................16
ERISA.....................................................................................18
Exchange Act..............................................................................27
Financing Arrangements.....................................................................2
Financing Documents.......................................................................44
GAAP.......................................................................................9
Governmental Entity.......................................................................18
Governmental Order........................................................................16
Hazardous Materials.......................................................................16
HSR Act...................................................................................14
including.................................................................................71
Indemnified Party.........................................................................57
Indemnifying Party........................................................................57
Intellectual Property.....................................................................18
Intercompany Loan Agreement................................................................3
Intercompany Note..........................................................................3

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
Interests.................................................................................15
IRS.......................................................................................20
Knowledge.................................................................................71
Liens.....................................................................................13
Litigation................................................................................16
Losses....................................................................................49
multiemployer plan........................................................................19
Multiple Employer Plan....................................................................19
National Propane Environmental Insurance Policy...........................................40
National Propane Purchase Agreement.......................................................21
Noncompete Period.........................................................................39
Notice....................................................................................67
Off-Site Location.........................................................................51
Permitted Long-Term Liabilities............................................................9
person....................................................................................71
Pre-Closing Financial Statements..........................................................40
Principal Closing Transactions.............................................................4
Properties................................................................................24
Purchase Price.............................................................................4
Purchase Price Adjustment.................................................................10
Registration Rights Agreement..............................................................9
Reporting Position........................................................................67
SEC.......................................................................................27
Secured Lending Arrangements...............................................................2
Securities Act............................................................................27
Seller.....................................................................................1
Seller Environmental Indemnification Cap..................................................51
Seller Guarantee..........................................................................57
Seller Indemnification Basket.............................................................50
Seller Indemnification Cap................................................................50
Seller Indemnification Threshold..........................................................50
Seller Indemnified Properties.............................................................52
Seller Indemnitees........................................................................52
Seller Pension Plans......................................................................45
Seller Representatives....................................................................53
Seller Trademark License Agreement........................................................36
Seller Trademarks.........................................................................37
Seller Welfare or Other Benefit Plans.....................................................46
Seller's Counsel...........................................................................6
Seller's Delaware Counsel..................................................................6
Seller's Pension Plans....................................................................20
Seller's Title IV Pension Plan............................................................20
significant risk..........................................................................44
Single Employer Plans.....................................................................19
Site Remediation Work Plans...............................................................53

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
Special Limited Partner...................................................................21
Structure Controversy.....................................................................67
Subsidiary................................................................................12
take or pay...............................................................................23
Tax Allocation Statement..................................................................63
Tax Indemnity Provisions..................................................................55
Tax Referee...............................................................................63
Tax Return................................................................................22
Tax Ruling................................................................................22
Taxes.....................................................................................22
Third Party Claim.........................................................................57
Trademark License Agreements...............................................................7
Transaction Documents......................................................................9
Transactions...............................................................................4
Transition Services Agreement.............................................................43
Triarc....................................................................................21
Triarc Claim..............................................................................56
Unknown Coal Tar Sites....................................................................50

                               PURCHASE AGREEMENT

        This Purchase Agreement was made and entered into as of the 30th day of January, 2001, and amended and restated on August 7, 2001 (this "Agreement"), by and between Columbia Energy Group, a Delaware corporation ("Seller"), Columbia Propane Corporation, a Delaware corporation (the "Company"), CP Holdings, Inc., a Delaware corporation ("CPH"), Columbia Propane, L.P., a Delaware limited partnership ("CPLP" and, together with the Company and CPH, the "Company Parties"), of which CPH is the sole general partner, AmeriGas Propane, L.P., a Delaware limited partnership ("Buyer"), AmeriGas Partners, L.P., a Delaware limited partnership and the parent of the Buyer ("Buyer Parent"), and AmeriGas Propane, Inc., a Pennsylvania corporation that is the general partner of each of the Buyer Parent and the Buyer ("API," and together with Buyer and Buyer Parent, the "Buyer Parties," and each individually, a "Buyer Party").

                              W I T N E S S E T H:

        WHEREAS, Seller is the owner of 100% of the outstanding shares of the common stock, par value $25.00 per share, of the Company (the "Company Shares"); and

        WHEREAS, the Company is the owner of (i) 99.26% of the outstanding limited partnership interests of CPLP (the "Company's CPLP Limited Partnership Interest"), (ii) all of the issued and outstanding capital stock (the "CPH Shares") of CPH, (iii) 50% of the issued and outstanding capital stock (the "Atlantic Interest") of Atlantic Energy, Inc., a Delaware corporation ("Atlantic"), which is a joint venture between the Company and Conoco, Inc., a Delaware corporation ("Conoco"), and (iv) certain other tangible and intangible assets of the Company used or useful in the propane distribution business; and

        WHEREAS, the parties desire to enter into the transactions provided for in this Agreement upon the terms and subject to the conditions set forth herein;

        NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                THE TRANSACTIONS

SECTION         1.1     The Transactions.

        (a) Sale and Purchase of Buyer Limited Partnership Interests; Capital Contribution of API to Buyer. Upon the terms and subject to the conditions of this Agreement, and on the basis of and in reliance upon the representations, warranties, covenants and agreements set forth herein, on the Closing Date, Buyer shall sell and issue to Seller, and Seller shall purchase from Buyer, limited partnership interests of the Buyer valued at $50,000,000 (the "Buyer Limited Partnership Interests"), for cash in the amount of $50,000,000. Simultaneously with the transactions described in this Section 1.1(a), API will contribute 1/98th of $50,000,000 (or $510,204) to Buyer to maintain its ownership interest in Buyer, which amount shall constitute a capital contribution to Buyer pursuant to the Amended and Restated Agreement of Limited Partnership of Buyer (the "Buyer Partnership Agreement"). Buyer shall not make any "reverse

Section 704(c) allocations" (within the meaning of Treas. Reg. 1.704-3(a) (6)) by reason of the Transactions.

        (b) Contribution of Buyer Limited Partnership Interests to Buyer Parent in Return for Buyer Parent Units; Capital Contribution of API to Buyer Parent. At the Closing, immediately following the completion of the transactions described in Section 1.1(a) above, upon the terms and subject to the conditions of this Agreement, and on the basis of and in reliance upon the representations, warranties, covenants and agreements set forth herein, Buyer Parent shall sell and issue to Seller, and Seller shall purchase from Buyer Parent, (i) that number of fully paid (to the extent required under the Second Amended and Restated Agreement of Limited Partnership of the Buyer Parent (the "Buyer Parent Partnership Agreement")) and nonassessable (except to the extent provided in the Delaware Revised Uniform Limited Partnership Act) common limited partnership units of Buyer Parent ("Buyer Parent Units") equal to $52,500,000 divided by the average closing price of the Buyer Parent Units on the New York Stock Exchange for the 10 consecutive trading days ending on the second Business Day prior to the Closing Date (subject to a maximum number of Buyer Parent Units of 3,027,682 and a minimum number of Buyer Parent Units of 2,460,169), less (ii) 103,216 Buyer Parent Units in return for the Buyer Limited Partnership Interests (valued at $50,000,000) acquired by the Seller pursuant to Section 1.1(a)), which shall be transferred and assigned to the Buyer Parent. At the Closing, Buyer Parent shall deliver to Seller a copy of an irrevocable letter of instruction sent to Buyer Parent's transfer agent instructing it to deliver to Seller the Buyer Parent Units, rounded to the nearest whole unit. Buyer Parent shall not make any "reverse Section 704(c) allocations" (within the meaning of Treas. Reg. 1.704-3(a)(6)) by reason of the Transactions. Buyer Parent shall allocate to Seller in respect of the Buyer Parent Units items of income, gain, loss and deduction in accordance with its existing policy for allocating such items between a transferor and transferee of units that is described under the caption "Tax Considerations - Disposition of Common Units - Allocations between Transferors and Transferees" in the prospectus of Buyer Parent dated October 5, 2000 with respect to 9,000,000 Common Units. Simultaneously with the transactions described above in this Section 1.1(b), API will contribute to Buyer Parent, pursuant to the Buyer Parent Partnership Agreement, 1/99th of the fair market value, as of the Closing Date, of the Buyer Parent Units issued to Seller in order to maintain its ownership interest in Buyer Parent, which amount shall constitute a capital contribution to Buyer Parent pursuant to the Buyer Parent Partnership Agreement.

        (c) Buyer and Buyer Parent Financing; Capital Contributions to Buyer. (i) At the Closing, immediately following the completion of the transactions described in Section 1.1(b), Buyer Parent shall borrow at least $148,500,000 pursuant to a financing arrangement with one or more creditors (the "Financing Arrangements") and shall contribute at least $148,500,000 to the Buyer, which amount shall constitute a capital contribution to Buyer pursuant to the Buyer Partnership Agreement, and (ii) API will contribute to Buyer 1/98th of the amount contributed to Buyer under clause (i), above, to maintain its ownership interest in Buyer, which amount shall constitute a capital contribution to Buyer pursuant to the Buyer Partnership Agreement. As part of the Financing Arrangements and as security for the Buyer's obligations under certain outstanding secured indebtedness of the Buyer (the "Secured Lending Arrangements"), the Buyer may agree to pledge, upon consummation of the transactions contemplated in this Section

1.1, to the collateral agent for its secured indebtedness, (i) all of the Buyer's limited partnership interest in CPLP acquired by the Buyer pursuant to
Section 1.1(h) and (i) below, (ii) all of CPH's general partnership interest in CPLP, to be indirectly acquired by the Buyer through its acquisition of the Company Shares pursuant to Section 1.1(k), (iii) all of the Company Shares and the CPH Shares, and (iv) all of the Buyer's rights under the Promissory Note dated July 19, 1999 with the current outstanding balance due of $137,997,000 executed by National Propane, L.P., a Delaware limited partnership (which is currently known as CPLP through name change), as payor, in favor of the Company, as payee (the "Intercompany Note") and under the related Loan Agreement, dated July 19, 1999, between National Propane L.P. (which is currently known as CPLP through name change) and the Company (the "Intercompany Loan Agreement"), to be acquired by the Buyer pursuant to Section 1.1(h) below. No Lien on any of the assets of CPLP shall be created in connection with either the Financing Arrangements or the Secured Lending Arrangements.

        (d) Distribution to Company and Assumption by Company of Certain CPLP Assets and Liabilities. At the Closing, immediately following the completion of the transactions described in Section 1.1(c), CPLP shall distribute or assign, as applicable, to the Company, and the Company shall receive as a distribution or assume, as applicable, certain assets and liabilities of CPLP as more particularly described in Schedule 1.1(d).

        (e) Sale of Company Assets and Liabilities to the Buyer. At the Closing, immediately following the completion of the transactions described in
Section 1.1(d), upon the terms and subject to the conditions of this Agreement, and on the basis of and in reliance upon the representations, warranties, covenants and agreements set forth herein, the Company shall sell to the Buyer, and the Buyer shall purchase from the Company, the assets described in Schedule 1.1(e) (the "Company Assets"), and the Company shall transfer and assign to the Buyer, and the Buyer shall assume, the liabilities of the Company described on
Schedule 1.1(e) (together with the "Company Assets," the "Company Assets and Liabilities"), in exchange for $55,315,000.

        (f) Execution and Delivery of Capital Contribution Agreement. At the Closing, immediately following the completion of the transactions described in
Section 1.1(e), the Buyer shall, and the Seller shall cause CPLP to, enter into a capital contribution agreement, substantially in the form of Exhibit A (the "Capital Contribution Agreement"), providing for a capital contribution by the Buyer to CPLP, on the Closing Date, of assets with an aggregate fair market value, net of associated liabilities, of at least $105,315,000, consisting of assets previously owned by the Buyer, together with the associated liabilities, in each case as more fully described on Schedule 1.1(f) (the "Buyer Blend Assets and Liabilities"), in exchange for a limited partnership interest in CPLP equal in value to the amount of such contribution. The assets included in the Buyer Blend Assets and Liabilities shall be free and clear of any Liens in favor of any secured lender of any of the Buyer Parties or their affiliates.

        (g) Amendment of the Intercompany Loan Agreement. At the Closing, immediately following the completion of the transactions described in Section 1.1(f), the Company and CPLP shall enter into the First Amendment to the Intercompany Loan Agreement, substantially in the form of Exhibit B.

        (h) Purchase of the Company's CPLP Limited Partnership Interest and the Intercompany Note. At the Closing, immediately following the completion of the transactions described in Section 1.1(g), upon the terms and subject to the conditions of this Agreement, and on the basis of and in reliance upon the representations, warranties, covenants and agreements set forth herein, the Company shall sell to the Buyer, and the Buyer shall purchase from the Company,
(i) the Company's CPLP Limited Partnership Interest in exchange for $3,216,000 and (ii) the Company's rights and obligations under the Intercompany Note and the Intercompany Loan Agreement in exchange for $138,000,000. Simultaneously with the transactions contemplated by this Section 1.1(h), the Company shall declare and pay to the Seller a special cash dividend in the amount of $196,531,000.

        (i) Contribution of Buyer Blend Assets and Liabilities to CPLP. At the Closing, immediately following the completion of the transactions described in Section 1.1(h), the Buyer shall contribute the Buyer Blend Assets and Liabilities to CPLP in exchange for a limited partnership interest in CPLP as specified in the Capital Contribution Agreement (the "Buyer's Additional CPLP Limited Partnership Interest").

        (j) Distribution to Seller and Assumption by Seller of Certain Company Assets and Liabilities. At the Closing, immediately following the completion of the transactions described in Section 1.1(i), upon the terms and subject to the conditions of this Agreement, and on the basis of and in reliance upon the representations, warranties, covenants and agreements set forth herein, the Company will distribute or assign, as applicable, to the Seller, and the Seller shall take title to or assume, as applicable, the assets and liabilities of the Company as more particularly described on Schedule 1.1(j).

        (k) Purchase and Sale of the Company Shares. At the Closing, immediately following the completion of the transactions described in Section 1.1(j), the Seller shall sell, convey, distribute, assign and transfer the Company Shares to the Buyer, upon the terms and subject to the conditions of this Agreement and on the basis of and in reliance upon the representations, warranties, covenants and agreements set forth herein, in exchange for $5,219,000.

The transactions expressly described in Sections 1.1(a) - (k) (the "Principal Closing Transactions"), together with any other transactions contemplated by this Agreement and the other Transaction Documents, are collectively referred to herein as the "Transactions." The aggregate amount of the payments from the Buyer to the Company under Sections 1.1(e) and (h) and from the Buyer to the Seller under Section 1.1(k), amounting, in the aggregate, to $201,750,000, are referred to herein as the "Purchase Price."

SECTION 1.2 Closing. Unless this Agreement shall have been terminated pursuant to Section 8.1, and subject to the satisfaction or waiver of each of the conditions set forth in Article VI, the closing of the Transactions (the "Closing") shall take place no later than the fifth Business Day following the date on which the last to be fulfilled or waived of the conditions set forth in Sections 6.1(a), (b), (c) or (d), Section 6.2(f) and Section 6.2(l) hereof shall be fulfilled or waived in accordance with this Agreement, at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103, unless another date, time or place is agreed to in writing by the parties hereto. At the Closing, the Principal Closing Transactions set forth in Section 1.1 shall be consummated in their proper sequence in accordance with Section 1.1. The Closing shall be deemed effective for payroll, accounting and other financial purposes as of 11:59 p.m., Eastern Time, on the date on which all of the Principal Closing Transactions have been completed. The date and actual time on which the Closing occurs is herein referred to as the "Closing Date."

SECTION 1.3 Closing Deliveries. (a) Seller's Deliveries. The Seller, or such other applicable party, shall deliver, or cause to be delivered, to the party entitled thereto under Section 1.1, as applicable, at the Closing the following:

                (i) the purchase price for the Buyer Limited Partnership Interests, in the amount required by Section 1.1(a), by wire transfer of immediately available funds to such bank account as shall have been designated by Buyer Parent by notice given to the Seller not later than the second Business Day prior to the Closing Date;

                (ii) stock certificates or other certificates representing the Company Shares, duly endorsed in blank or accompanied by stock powers and with all requisite stock transfer tax stamps attached, and stock certificates or other certificates representing the CPH Shares and Atlantic Interest;

                (iii) a certificate or certificates representing the Company's CPLP Limited Partnership Interest, duly endorsed in blank or accompanied by limited partnership powers and with all requisite limited partnership transfer tax stamps attached, and a certificate or certificates representing CPH's interest as the sole general partner of CPLP (the "CPLP General Partnership Interest");

                (iv) deeds, bills of sale and instruments of assignment and assumption in such forms as may be required to effect the transfers contemplated by Sections 1.1(d), 1.1(e), 1.1(h), 1.1(i), and 1.1(j) and the transfer of certain computer hardware valued at approximately $20,000 from an affiliate of the Seller to the Buyer;

                (v)     all (A) minute books of each Company Party and Atlantic,
(B) other corporate or partnership books and records of each Company Party and
(C) corporate or partnership books and records of Atlantic in the possession or control of the Company Parties;

                (vi) a copy, certified as of the Closing Date, by Seller's Secretary or Assistant Secretary, as the case may be, of the resolutions duly adopted by the Board of Directors of Seller authorizing the Transactions;

                (vii) a copy, certified as of the Closing Date by the Secretary or Assistant Secretary or other authorized person of the applicable Company Party, as the case may be, of the resolutions or other similar approval duly adopted by the Board of Directors or other governing body of each Company Party authorizing the Transactions;

                (viii) certificates of good standing for Seller, each Company Party and Atlantic in the State of Delaware, or such other applicable state of incorporation or formation, and certificates of good standing in each foreign jurisdiction in which any Company Party or Atlantic is qualified to do business, as certified as of a recent date by the Secretary of State of the State of Delaware or any other appropriate authority of such foreign jurisdictions, as the case may be;

                (ix) the opinions of Schiff Hardin & Waite, counsel to the Seller (the "Seller's Counsel"), and of Potter, Anderson & Corroon, LLP, special Delaware counsel to the Seller ("Seller's Delaware Counsel"), required by
Section 6.2(e);

                (x) copies of the certificate of incorporation or formation, as the case may be, for Seller, each Company Party that is a corporation or a limited partnership, and Atlantic certified as of a recent date by the Secretary of State of the State of Delaware;

                (xi) copies of the bylaws or partnership agreement, as the case may be, of Seller and each Company Party, as in effect on the Closing Date, certified by the Secretary or the Assistant Secretary or other authorized person of Seller and each Company Party, as the case may be;

                (xii) copies of the bylaws, certificate of incorporation and operating agreement of Atlantic;

                (xiii) certificates of the Secretary or Assistant Secretary of Seller, as the case may be, certifying as of the Closing Date as to the incumbency and signatures of the officer(s) of Seller authorized to sign this Agreement and the other documents to be delivered hereunder, together with evidence of the incumbency of each such Secretary or Assistant Secretary;

                (xiv) certificates of the Secretary or Assistant Secretary or such other authorized person of each Company Party, as the case may be, certifying as of the Closing Date as to the incumbency and signature of the officer(s) or other authorized persons of each Company Party authorized to sign this Agreement and the other documents to be delivered hereunder, together with evidence of the incumbency of each such Secretary or Assistant Secretary or other authorized person;

                (xv) a certificate or certificates, dated the Closing Date, of an officer of Seller as to the matters contained in Sections 6.2(a), (b),
(d), (g), (h) and (i), Section 5.6, and Schedule 1.3(a)(xv);

                (xvi) the written resignations of all directors and officers of each Company Party referred to in Section 6.2(c) and of all directors and officers of Atlantic appointed by the Company;

                (xvii) a certificate from the insurers under each of the environmental insurance policies set forth in Schedule 5.12 that indicates that the Buyer and each Company Party have been listed as an additional insured under each of such policies and that such policies may not be terminated or canceled prior to their expiration without Buyer's consent;

                (xviii) an executed copy of the Transition Services Agreement referred to in Section 6.2(j);

                (xix) an executed copy of the Capital Contribution Agreement referred to in Section 1.1(f);

                (xx) an executed copy of Amendment No. 1 to the Intercompany Loan Agreement referred to in Section 1.1(g);

                (xxi) a termination of any tax sharing agreements among the Seller, the Company Parties, and their affiliates, effective as of the Closing Date;

                (xxii) a FIRPTA affidavit from each of the Seller, the Company, and CPLP;

                (xxiii) copies of all required state filings and amendments to the certificates of incorporation and certificates of limited partnership of the Company Parties, prepared for filing at the Closing Date, and executed copies of the resolutions required, in each case to effect the name changes described in
Section 5.8(b);

                (xxiv) executed copies of the Trademark License Agreements described in Section 5.8(a);

                (xxv) an executed copy of the lease for the Sinking Springs Terminal referred to in Section 6.2(i); and

                (xxvi) executed copies of the deeds transferring to an affiliate of the Seller the real property referred to in Section 6.2(m), together with a reasonable access agreement in favor of the Buyer permitting it to remove any tanks or other propane related equipment from such real property.

        (b) Buyer's Deliveries. Buyer and Buyer Parent shall deliver, or cause to be delivered, to Seller at the Closing the following:

                (i) an irrevocable letter of instruction to the Transfer Agent instructing the Transfer Agent to issue the Buyer Parent Units to Seller;

                (ii) the amounts required by Sections 1.1(e), (h) and (k) by wire transfer of immediately available funds to such bank account as shall have been designated by the Seller or the Company, as applicable, by notice given to the Buyer not later than the second Business Day prior to the Closing Date;

                (iii) deeds, bills of sale and instruments of assignment and assumption in such forms as may be required to effect the contribution of the Buyer Blend Assets and Liabilities to CPLP, as contemplated by Section 1.1(i);

                (iv) a copy, certified as of the Closing Date by a Secretary or Assistant Secretary of API, as the case may be, of the resolutions duly adopted by API, authorizing the Transactions;

                (v) a copy, certified as of the Closing Date by API, as the general partner of each of the Buyer and the Buyer Parent, of the resolutions authorizing the Transactions;

                (vi) certificates of good standing for each of API, the Buyer and the Buyer Parent in each of their jurisdictions of formation, as certified as of a recent date by the relevant Secretary of State or other appropriate authority of such jurisdiction;

                (vii) a copy of the certificate of formation of each of Buyer and Buyer Parent and of the Articles of Incorporation of API, certified as of a recent date by the relevant Secretary of State or other appropriate authority of its jurisdiction of formation;

                (viii) a copy of the partnership agreement of each of Buyer and Buyer Parent as in effect on the Closing Date, certified as of the Closing Date by the Secretary or Assistant Secretary of API;

                (ix) a copy of the bylaws of API as of the Closing Date, certified by the Secretary or the Assistant Secretary or other authorized person of API;

                (x) a certificate of the Secretary or Assistant Secretary of API certifying as of the Closing Date as to the incumbency and signatures of the officer(s) or representatives of API authorized to sign this Agreement and the other documents to be delivered hereunder on behalf of Buyer and Buyer Parent, together with evidence of the incumbency of each such Secretary or Assistant Secretary;

                (xi) the opinions of Morgan, Lewis & Bockius LLP, counsel to the Buyer Parties ("Buyer's Counsel"), and of Prickett, Jones & Elliott, special Delaware counsel to the Buyer ("Buyer's Delaware Counsel"), required by Section 6.3(e);

                (xii) a certificate dated the Closing Date of an officer of API as to the matters contained in Sections 6.3(a), (b) and (d);

                (xiii) copies of the executed agreements and instruments evidencing the Financing Arrangements and the Secured Lending Arrangements that were previously delivered to the Seller in draft form pursuant to Section 6.3(c), certified by an officer of API as true and complete;

                (xiv) evidence of the listing, upon official notice of issuance, of the Buyer Parent Units on the New York Stock Exchange;

                (xv) an executed copy of the Transition Services Agreement referred to in Section 6.2(j);

                (xvi) an executed copy of the Capital Contribution Agreement referred to in Section 1.1(f);

                (xvii) a list of any persons included in Schedule 7.3(b) who have received or will receive an offer of employment from the Company or any Subsidiary or Buyer Party on or within 90 days following the Closing Date, certified by an officer of API as true and complete; and

                (xviii) an executed copy of the Buyer Keep Well Agreement referred to in Section 10.2(c).

        (c) Registration Rights Agreement. On the Closing Date, Buyer Parent and Seller shall each execute and deliver the Registration Rights Agreement, dated the Closing Date, and in substantially the form annexed hereto as Exhibit C (the "Registration Rights Agreement").

        (d) Definition of Transaction Documents. For purposes of this Agreement, Transaction Documents shall mean (i) this Agreement, (ii) the Registration Rights Agreement, (iii) the Seller Trademark License Agreement,
(iv) the Transition Services Agreement, (v) the Capital Contribution Agreement,
(vi) the First Amendment to the Intercompany Loan Agreement, (vii) the Keep Well Agreement, and (viii) the bills of sale and assignment and assumption agreements delivered pursuant to Section 1.3(a)(iv) of this Agreement.

SECTION         1.4     Purchase Price Adjustment.

        (a) Adjusted Net Working Capital; Absence of Certain Long-Term Liabilities. The Buyer has agreed to enter into the Transactions on the assumption that, as of the Closing Date, (i) the "Adjusted Net Working Capital" of the Company Parties is not less than $23,000,000 (following the distributions of assets to and assumption of liabilities by the Seller or an affiliate of the Company that are described in Section 1.1(d) and 1.1(j) and the schedules thereto), and (ii) the Company Parties have no long-term liabilities, other than the "Permitted Long-Term Liabilities." As used herein, (x) the term "Adjusted Net Working Capital" means, with respect to the Company Parties, the excess, if any, of the total consolidated current assets of the Company Parties adjusted as set forth on Schedule 1.4(a)(x)-I over total consolidated current liabilities of the Company Parties adjusted as set forth on Schedule 1.4(a)(x)-II computed as of the Closing Date, and (y) the term "Permitted Long-Term Liabilities" means, with respect to the Company Parties, the liabilities set forth on Schedule 1.4(a)(y). The amount of total consolidated current assets and total consolidated current liabilities shall be determined in accordance with generally accepted accounting principles ("GAAP"), consistently applied, subject to adjustment as set forth above.

        (b) Purchase Price Adjustment. If, on the basis of the Closing Date Financial Statements (as defined below), it is determined that the amount of Adjusted Net Working Capital of the Company Parties as calculated in accordance with Section 1.4(a), is either greater than or less than $23,000,000, then the Purchase Price shall be either (i) increased by the amount by which Adjusted Net Working Capital of the Company Parties exceeds $23,000,000 or (ii) decreased by the amount by which Adjusted Net Working Capital of the Company Parties is less than $23,000,000. If and to the extent that the Company Parties have any long-term liabilities other than the Permitted Long-Term Liabilities, the amount thereof shall be deducted from the Purchase Price. The Purchase Price shall also be reduced by $145,000, the net present value of the ground lease payments payable by the Company under the lease for a portion of the Sinking Springs Terminal referred to in Section 6.2(i). The Purchase Price shall be increased by any Growth Capital Expenditures (as hereinafter defined) made by the Company Parties pursuant to Section 5.2(a)(iii) after July 31, 2001 and before the Closing Date, provided that the following conditions are met: (i) the Growth Capital Expenditures relate to propane tanks and cylinders that were ordered by the Company Parties after July 31, 2001 and before the Closing Date, (ii) the Company Parties shall have paid for such Growth Capital Expenditures prior to the Closing Date or established on the Closing Date Financial Statements an accrual in the nature of a current liability equal to the aggregate amount of such Growth Capital Expenditures (or any combination of payments and accruals shall equal, in the aggregate, the total amount of such Growth Capital Expenditures), and (iii) API shall have given, on behalf of the Buyer Parties, its prior written consent to the purchase order or other documents pursuant to which such Growth Capital Expenditure was made. Any net increase or decrease in the Purchase Price as required by this Section 1.4(b) is herein referred to as the "Purchase Price Adjustment."

        (c) Closing Date Financial Statements. The "Closing Date Financial Statements" shall mean the financial statements of the Company Parties as of the Closing Date, which shall consist of a balance sheet and statements of profit and loss, retained earnings and changes in financial position as of the Closing Date and the results of the operations of the Company Parties for the portion of the fiscal year then ended. The Closing Date Financing Statements shall include, as a separate schedule, a computation of the Adjusted Net Working Capital and the long-term liabilities of the Company Parties (other than the Permitted Long-Term Liabilities) and the amount of the Purchase Price Adjustment. The Closing Date Financial Statements shall be prepared in accordance with GAAP consistently applied and with all adjustments which are necessary for the fair presentation of the periods indicated. The Closing Date Financial Statements shall be prepared using the general ledger accounts of the Company Parties consistent with the past practices of the Company Parties after the distribution to and the assumption by the Seller or an affiliate of the Seller as of the Closing Date of the assets and liabilities of the Company referred to in Section 1.1(d) and 1.1(j) and the schedules thereto (which include former assets and liabilities of CPLP that were distributed pursuant to Section 1.1(d)).

        (d) Delivery of Closing Date Financial Statements; Access to Records. Buyer shall provide Seller with a preliminary draft of the Closing Date Financial Statements no later than the day which is 30 days following the Closing Date. Buyer shall allow Seller and its agents access at all reasonable times after the Closing Date to copies of the books, records and accounts of the Company Parties and shall make available to Seller such information as Seller may reasonably request to allow Seller to review the Closing Date Financial Statements. Buyer and Seller will in good faith attempt to resolve any disputes with respect to such calculation before the final Closing Date Financial Statements are rendered and delivered. Buyer shall deliver to Seller the final Closing Date Financial Statements no later than the day which is 45 days following the Closing Date. The Closing Date Financial Statements shall be prepared by Buyer in good faith and shall be certified by Buyer to be, as of the date prepared, Buyer's good faith estimate of the information reflected therein.

        (e) Objection to the Closing Date Financial Statements. Seller shall give written notice to Buyer of any objection to the Closing Date Financial Statements within 30 days after Seller's receipt of the final Closing Date Financial Statements. Any such notice shall specify, in reasonable detail, the items in the Closing Date Financial Statements to which Seller objects and shall provide a summary of Seller's reasons for such objections.

        (f) Resolution of Disputes. Any dispute between Buyer and Seller with respect to the Closing Date Financial Statements, including the calculation of the Purchase Price Adjustment, which is not resolved within 15 days after receipt by Buyer of the written notice from Seller specifying Seller's objections as contemplated by Section 1.4(e) shall be referred to the Philadelphia office of Deloitte & Touche, LLP, or if such accounting firm is unable, or unwilling to handle the dispute or the parties otherwise agree, to such other nationally recognized accounting firm as is mutually agreed to by the parties. Such accounting firm shall be requested to render its decision with respect to those matters which are disputed by Buyer and Seller within 30 days of such referral. The decision by such accounting firm shall be final and binding on Seller and Buyer. The cost of retaining such accounting firm (including its fees and expenses) shall be shared equally by Buyer and Seller.

        (g) Payment of Balance. If Seller does not provide a written notice of objections to the final Closing Date Financial Statements within 30 days of Seller's receipt thereof as contemplated by Section 1.4(e), any balance due to Seller or refund due to Buyer as a result of the Purchase Price Adjustment shall be paid no later than 10 days thereafter. Following delivery of Seller's written notice of objections to the Closing Date Financial Statements, any balance due to Seller or refund due to Buyer pursuant to the adjustments set forth in
Section 1.4(b) that is not in dispute shall be paid within 10 days of such delivery (and any payment in respect of any amount in dispute shall be paid within 10 days of the resolution of such dispute). Any payment made pursuant to this paragraph shall be made together with simple interest commencing on the Closing Date at the prime lending rate as announced from time to time in The Wall Street Journal, in immediately available funds to an account designated by Seller or Buyer, as the case may be, at least two days before the payment is due.

SECTION 1.5 Allocation of Purchase Price. The Buyer Parties and the Seller shall allocate the Purchase Price, for tax purposes, among the Company Shares, the CPLP Limited Partnership Interest, the Company Assets, and the Intercompany Note in the manner set forth on Schedule 1.5. Each of the Buyer Parties and the Seller agrees to file, or to cause its affiliates to file, Internal Revenue Service Form 8594, and all federal, state, local and foreign Tax Returns, in accordance with Schedule 1.5 (which also contains agreed values for the assets of CPLP). Each of the Buyer Parties and the Seller shall report the transactions contemplated by Section 1.1 for federal Tax and all other Tax purposes in a manner consistent with Schedule 1.5. Each of the Buyer Parties and Seller agree to provide the other promptly with any information required to complete Form 8594. Each of the Buyer Parties and Seller further agree that, for federal and state income tax purposes, the Buyer Parties will cause the tax basis that CPLP has in its assets immediately prior to the consummation of the Transactions to remain as the tax basis in such assets immediately after the consummation of the Transactions. The Buyer Parties and Seller shall notify and provide the other with reasonable assistance in the event of an examination, audit or other proceeding regarding any allocation of the Purchase Price. The Buyer Parties and Seller shall not take any position in any tax return, tax proceeding or audit that is inconsistent with the allocation set forth on Schedule 1.5.


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller hereby represents and warrants to Buyer that as of January 30, 2001 and August 7, 2001 (in each case except where such representation or warranty is expressly made only as of another specific date):

SECTION 2.1 Organization of Seller; Authority of Seller; Binding Effect on Seller. Seller has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. Seller has the requisite corporate power and authority to carry on its business as now being conducted and has the requisite corporate power and authority to enter into each of the Transaction Documents to which the Seller is a party and to consummate the Transactions. The execution and delivery by Seller of the Transaction Documents to which the Seller is a party and the consummation by Seller of the Transactions have been duly authorized by all necessary corporate action on the part of Seller. The Transaction Documents to which the Seller is a party have been duly executed and delivered by Seller and, assuming such Transaction Documents constitute the valid and binding agreement of the appropriate Buyer Party, such Transaction Documents constitute valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except that
(i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and
(iii) that the right to indemnification in the Registration Rights Agreement may be limited by public policy or applicable securities laws.

SECTION 2.2 Organization and Existence of the Company Parties; Authority of the Subsidiaries; Binding Effect on the Subsidiaries.

        (a) Organization and Existence of the Company and its Subsidiaries; Qualification of the Company and its Subsidiaries. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each person of which 50% or more of the total combined voting power of all classes of capital stock or other voting interests is owned directly or indirectly by the Company, including CPH, Atlantic, and CPLP (each, a "Subsidiary," and together the "Subsidiaries"), has been duly incorporated or formed and is validly existing and in good standing in the jurisdiction in which it was organized and has the requisite corporate or partnership power and authority, as applicable, to carry on its business as now being conducted. Schedule 2.2(a)-I lists each Subsidiary of the Company. Each of the Company and its Subsidiaries is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified (individually or in the aggregate) would not have a Company Material Adverse Effect (as defined below).
Schedule 2.2(a)-II contains a list of each jurisdiction in which the Company and each of its Subsidiaries is duly licensed or qualified to do business as a foreign corporation or foreign limited partnership. Except as set forth on
Schedule 2.2(a)-III, neither the Company nor any of its Subsidiaries has any direct or indirect investment or interest in or control over any other corporation, partnership, joint venture or other business entity.

        (b) Authority of the Company Parties; Binding Effect on Company Parties; Enforceability. Except as set forth on Schedule 2.2(b), (i) each Company Party has the requisite corporate or partnership power and authority to enter into the Transaction Documents to which such Company Party is a party, and each Company Party has the requisite corporate or partnership power and authority to consummate the Transactions, (ii) the execution and delivery of each Transaction Document by the Company Party that is entering into such Transaction Document and the consummation by it of the Transactions have been duly authorized by all necessary corporate or partnership action on the part of such Company Party, and (iii) the Transaction Documents have been duly executed and delivered by each Company Party entering into such Transaction Documents and, assuming the Transaction Documents constitute the valid and binding agreement of the appropriate Buyer Party, each such Transaction Document constitutes a valid and binding obligation of such Company Parties, enforceable against such Company Parties in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

SECTION         2.3     Capital Structure.

        (a) Company Capital Stock. The authorized capital stock of the Company consists of 3,000 shares of common stock, of which 1,377 shares are issued and outstanding, which 1,377 shares constitute the Company Shares. Except as set forth above, no shares of common stock of the Company are issued, reserved for issuance or outstanding. All outstanding Company Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Seller is the record and beneficial owner of the Company Shares, free and clear of all pledges, claims, liens, charges, encumbrances, liabilities and security interests of any kind (together, "Liens"). There are no restrictions upon the voting or transfer of any shares of common stock of the Company pursuant to the Company's Certificate of Incorporation or bylaws or any agreement to which either Seller or the Company is a party. Upon delivery of and payment for the Company Shares at the Closing as herein provided, good and valid title to the Company Shares will pass to Buyer, free and clear of all Liens, other than any Liens arising from acts of Buyer on or following the Closing Date.

        (b) Subsidiaries' Capital Stock or Partnership Interests. The authorized capital stock or partnership interests of each of the Subsidiaries is specified on Schedule 2.3(b). The number of shares of common stock or partnership or membership interests of each of the Subsidiaries that are issued and outstanding is specified for each Subsidiary on Schedule 2.3(b). Except as set forth as Schedule 2.3(b), no shares of common stock or partnership or membership interests of any Subsidiary are issued, reserved for issuance or outstanding.

SECTION 2.4 Subsidiaries. Except as disclosed on Schedule 2.4, all of the outstanding shares of the capital stock of each Subsidiary that is a corporation have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company, by one or more Subsidiaries or by the Company and one or more Subsidiaries, free and clear of all Liens. Except as set forth on Schedule 2.4, all of the outstanding partnership interests in each Subsidiary that is a partnership have been duly authorized and validly issued and are fully paid and nonassessable and are owned, both beneficially and of record, by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries, free and clear of all Liens. Except as set forth on
Schedule 2.4 or as provided for in this Agreement, there are no securities, options, warrants, rights, commitments or agreements of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating any of them to issue, sell or deliver shares of capital stock or other equity or partnership interests of any of them. Except as set forth on
Schedule 2.4, there are no restrictions upon the voting or transfer of any shares of common stock or partnership interests of the Company or any of its Subsidiaries pursuant to the certificate of incorporation, bylaws, partnership agreement, operating agreement, or other governing instrument or any agreement to which the Company or such Subsidiary is a party. Assuming the Buyer has the requisite power and authority to be the lawful owner of the partnership interests of CPLP, upon delivery of and payment for such partnership interests at the Closing as herein provided, good and valid title to such partnership interests will pass to Buyer, free and clear of all Liens, other than any Liens arising from acts of Buyer on or following the Closing Date.

SECTION 2.5 No Material Adverse Change. Since December 31, 1999, and except as described on Schedule 2.5, there has not occurred any material adverse change in, or effect on, or any event or circumstance that (individually or together with any other such events or circumstances) would reasonably be expected to have a material adverse effect on, the business, results of operations, assets, liabilities, cash flows or financial condition of the Company and the Subsidiaries, taken as a whole (any such change or effect, a "Company Material Adverse Effect"); provided, however, that a Company Material Adverse Effect shall not include any change or effect due to (i) general business, economic or financial conditions affecting the industry or lines of business in which the Company and the Subsidiaries participate and which do not affect the Company and the Subsidiaries in any manner or degree materially different from the industry as a whole and (ii) any continuation, but not a material worsening, of an adverse trend or condition described on Schedule 2.5.

SECTION 2.6 No Conflict. Except for the required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and except as described on Schedule 2.6 (the "Company Required Consents"), the execution and delivery of this Agreement and the performance of the Transactions do not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the Transactions will not, (a) conflict with any of, or require the consent, approval or authorization of, or any declaration or filing with or notice to, any person under, the terms, conditions or provisions of the charter documents or bylaws or equivalent governing instruments of the Seller, the Company or any Subsidiary, as applicable, (b) violate any provision of, or require any consent, authorization or approval of, or any declaration or filing with or notice to, any person under, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to the Seller, the Company or any Subsidiary, (c) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both) or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, any material agreement, lease, deed, mortgage, indenture, commitment or instrument to which Seller, the Company or any Subsidiary, as applicable, is a party or by which the Seller, the Company or any Subsidiary is bound or to which any assets of the Seller, the Company or any Subsidiary are subject, or (d) result in the creation of any Lien on any of the Company Shares, CPH Shares, Atlantic Interest, the Company's CPLP Limited Partnership Interest and CPLP General Partnership Interest to be acquired pursuant to the Transactions (collectively, the "Interests"), or any material assets or properties of the Company or any Subsidiary.

SECTION 2.7 No Default. Assuming receipt of the Company Required Consents and except as set forth on Schedule 2.7, neither the Company nor any Subsidiary is in material default under, and no condition exists that with notice or lapse of time or both could reasonably be expected to constitute a material default under, (a) any material mortgage, loan agreement, indenture, evidence of indebtedness or other instrument evidencing borrowed money or other material agreement to which it or any of its properties is subject or bound, or
(b) any judgment, order or injunction of any Governmental Entity or arbitrator.

SECTION 2.8 Brokerage Arrangements. Except as set forth on Schedule 2.8, neither the Seller, the Company nor any Subsidiary has entered (directly or indirectly) into any agreement with any person, firm or corporation that would obligate Buyer, Seller, the Company or any Subsidiary to pay any commission, brokerage, or "finder's fee" in connection with the Transactions.

SECTION         2.9     Company Party Financial Statements; Undisclosed
Liabilities.

        (a) Attached as Schedule 2.9 are copies of (i) the unaudited consolidated balance sheet of the Company Parties, including stockholders' equity/partner capital, as at December 31, 2000, and the related unaudited consolidated statements of income and cash flows for the fiscal year then ended and (ii) the unaudited consolidated balance sheets of the Company Parties, including stockholders' equity/partner capital as at March 31, 2001 and June 30, 2001, and the related unaudited consolidated statements of income for the quarterly or six-month period then ended, as applicable, in each case including the notes thereto, if any (collectively, the "Company Financial Statements"). The Company Financial Statements have been prepared in accordance with GAAP consistently applied except as noted therein and fairly present in all material respects the consolidated financial position of the Company Parties taken as a whole as of the respective dates set forth therein and the results of operations and cash flows for the Company Parties for the respective fiscal periods set forth therein (subject, in each case, to the absence of footnotes and, in the case of the interim financial statements, to normal year-end adjustments).

        (b) Except (i) as disclosed to Buyer in this Agreement or as set forth on Schedule 2.9, or reserved against or reflected on or provided for on the Company Financial Statements, or (ii) as incurred after December 31, 2000 in the ordinary course of business consistent with prior practice, to the Knowledge of Seller, no Company Party has any material liabilities or obligations that would be required by GAAP consistently applied to be reflected or reserved against on a balance sheet of the Company Parties or in the notes thereto. The representations and warranties set forth in this Section 2.9(b) do not apply to any liabilities or obligations of the Company Parties for Taxes, which are separately addressed in Section 2.16 of this Agreement.

SECTION 2.10 No Litigation. Schedule 2.10 sets forth a list of all suits, lawsuits, actions, proceedings and arbitrations pending against or affecting the Company or any Subsidiary. Except as set forth on Schedule 2.10, there is no (i) material claim, suit, lawsuit, action, proceeding, arbitration, prosecution, inquiry or governmental investigation ("Litigation") pending or, to the Knowledge of Seller, threatened against or affecting the Company or any Subsidiary, (ii) material judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator ("Governmental Order") outstanding against the Company or any Subsidiary, (iii) material dispute or disagreement pending or threatened in writing between the Company or any Subsidiary and any of its customers or suppliers; or (iv) event, to the Seller's Knowledge, that has occurred or claim that has been asserted that might reasonably be expected to result in a material claim or other material Litigation against Seller, the Company or any Subsidiary or their respective businesses or assets. The representations and warranties set forth in this Section 2.10 do not apply to any (x) claims, suits, lawsuits, actions, proceedings, arbitrations, prosecutions, inquiries or governmental investigations, or (y) any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator, relating, in the case of either clause (x) or (y), to Taxes, which are separately addressed in Section 2.16 of this Agreement.

SECTION 2.11 Environmental Matters. Except as set forth on Schedule 2.11, to the Knowledge of Seller:

        (a) each of the Company and its Subsidiaries has obtained and is in material compliance with all material licenses, permits and other authorizations required under all applicable environmental laws, ordinances, rules and regulations and any binding judicial or administrative interpretations thereof and all orders, decrees, judgments and injunctions issued by a governmental agency of competent jurisdiction in each case relating to pollution or the protection, cleanup or restoration of the environment or natural resources ("Environmental Laws") required for the conduct of its businesses and operations and is in compliance in all material respects with all applicable Environmental Laws;

        (b) there are or have been no releases of any chemical substance, product, waste, or contaminants, including petroleum, petroleum products, propane byproducts, lead, mercury, asbestos, polychlorinated biphenyls, and all other materials and substances regulated pursuant to Environmental Laws ("Hazardous Materials") at any businesses or operations of the Company or any of its Subsidiaries that are or have been in contravention of applicable Environmental Laws and could reasonably be expected to give rise to (i) liabilities or obligations for any cleanup, remediation, disposal or corrective action under any applicable Environmental Laws or (ii) claims arising for personal injury, property damage, or damage to natural resources, in the case of both (i) and (ii) in excess of $100,000 per location;

        (c) except for matters that have been fully remediated or otherwise resolved, neither the Company nor any Subsidiary (i) has received from any governmental authority any written notice of noncompliance with, violation of, or liability or potential liability under any applicable Environmental Laws,
(ii) has received from any governmental authority any written notice requesting any information pursuant to Environmental Laws, other than routine requests received in the ordinary course of business, (iii) has entered into any consent decree or order related to any Environmental Laws or any environmental issue or
(iv) is subject to any final and nonappealable order of any court or governmental authority of competent jurisdiction under any Environmental Laws;

        (d) neither the Company nor any Subsidiary has assumed, either contractually or by operation of law, from any person or entity, any liability arising from or related to any applicable Environmental Laws other than in connection with the purchase or acquisition of assets or entities engaged in the distribution and sale of propane, whether through the purchase of stock or assets, merger or otherwise;

        (e) none of the Company, any Subsidiary, any predecessor of the Company or any Subsidiary, or any entity previously owned by the Company or any Subsidiary has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Materials to any off-site location which has resulted or is expected to result in an Environmental Claim for damages in excess of $100,000 per location against the Company or any Subsidiary.

For purposes of this Agreement, "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, Liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil, pursuant to or relating to any applicable Environmental Law by any person (including any governmental or regulatory authority, private person and citizens' group) based upon, alleging, asserting or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any environmental permit, license or other authorization required under applicable Environmental Laws or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resources damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, release, or threatened release into the environment, of any Hazardous Materials at any location, including any off-site location to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment or disposal.

SECTION 2.12 Labor Matters. Except as set forth on Schedule 2.12, to the Knowledge of Seller, neither the Company nor any Subsidiary (a) is a party to, or bound by, any collective bargaining agreement or other contract with a labor union or labor organization or is the subject of any claims initiated by any labor organization to represent any of its employees not currently represented by a labor organization, (b) is the subject of any proceeding asserting that it has committed an unfair labor practice or any threatened claims alleging that it has committed an unfair labor practice or (c) is the subject of any strike, work stoppage or material labor dispute.

SECTION 2.13 Compliance with Laws. Other than with respect to environmental matters which are addressed in Section 2.11, and except as specifically indicated on Schedule 2.13, the Company and its Subsidiaries each hold all required material permits, licenses, exemptions, orders and approvals of all federal, state or local courts or governmental agencies or authorities (each, a "Governmental Entity") to conduct their respective businesses as currently conducted (the "Company Permits"). The Company and its Subsidiaries are each in compliance in all material respects with the terms of the Company Permits. The Company and its Subsidiaries are in compliance in all material respects with and, to the Knowledge of Seller, neither the Company nor any Subsidiary has received any notice of any material violation of, or material failure to comply with any material statute, law, ordinance, regulation, rule, permit or order of any Governmental Entity applicable to the Company or its Subsidiaries or their respective businesses, assets or operations. Except as set forth on Schedule 2.13, to the Knowledge of Seller, there are no material investigations or reviews pending or threatened by any Governmental Entity relating to the operation of the Company or any Subsidiary, and except as set forth on Schedule 2.13, there is no outstanding order, writ, judgment, stipulation, injunction, decree, determination, award or other order of any Governmental Entity against the Company or any Subsidiary that relates to the business of the Company or any Subsidiary.

SECTION 2.14 Intellectual Property. Except as set forth on Schedule 2.14, each of the Company and its Subsidiaries lawfully owns, possesses and uses all material patents, patent rights, trademarks, trademark rights, copyrights, technology, software, trade secrets, know-how and computer programs and proprietary information (together, "Intellectual Property") that is necessary to permit the Company and such Subsidiary to operate its businesses in the ordinary course consistent with past practices, without any requirement to pay any royalty, license fee or similar type of compensation. All patents, copyrights, trademarks, trade names, service marks owned by the Company or any Company Party or used by the Company or any Company Party in the conduct of its business are listed on Schedule 2.14. Except as disclosed on Schedule 2.14, to Seller's Knowledge, the Company and each Subsidiary are in compliance in all material respects with the terms of all material licenses or other agreements governing the Intellectual Property of the Company or such Subsidiary that is owned by any third party.

SECTION         2.15    Employee Benefit Plans; ERISA.

        (a) Schedule 2.15(a) sets forth a list of all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all material bonus or other incentive compensation, deferred compensation, salary continuation, disability, stock award, stock option, stock purchase, severance, parachute or other material employee benefit policies or arrangements covering any current or former employees, officers or directors of the Company and the Subsidiaries, for which either the Company or a Subsidiary is a participating employer (each, a "Benefit Plan," and collectively, the "Benefit Plans"). Except as otherwise indicated on
Schedule 2.15(a), all of the Benefit Plans are sponsored and maintained by the Seller, and neither the Company nor any Subsidiary maintains any Benefit Plan.

        (b) Except as set forth on Schedule 2.15(b), neither the Company nor any Subsidiary contributes to a multiemployer plan as defined in Section 3(37) of ERISA (a "Multiemployer Plan") or a plan with two or more contributing sponsors, at least two of which are not under common control, within the meaning of Section 3063 of ERISA (a "Multiple Employer Plan"). Except as set forth on
Schedule 2.15(b), neither the Company nor any Subsidiary has any material liability due to a complete or partial withdrawal from a Multiemployer Plan or Multiple Employer Plan or due to the termination or reorganization of a Multiemployer Plan, and to the Knowledge of Seller, no events have occurred and no circumstances exist that could reasonably be expected to result in any such material liability to the Company or any Subsidiary. The Seller, the Company, and each Subsidiary have provided Buyer with copies of correspondence with any Multiemployer Plan or trustee thereof relating to withdrawal liability of the Company or any Subsidiary in the event of a complete withdrawal by the Company or any Subsidiary from any Multiemployer Plan.

        (c) Benefit Plans maintained by Seller that are defined benefit plans subject to Title IV of ERISA ("Single Employer Plans") are so noted on
Schedule 2.15(c), and neither the Company nor any Subsidiary has any material liability under Section 4062 of ERISA to the Pension Benefit Guaranty Corporation or to a trustee appointed under Section 4042 of ERISA with respect to any such Single Employer Plan, and, to the Knowledge of Seller, no events have occurred and no circumstances exist that could reasonably be expected to result in any such material liability to the Company or any Subsidiary. There have been no accumulated funding deficiencies, as defined in Section 412 of the Code, whether or not waived, with respect to any Single Employer Plans subject to Section 412 of the Code. All premiums payable to the Pension Benefit Guaranty Corporation with respect to any Single Employer Plan have been paid when due. There has not been, and will not be as a result of the Transactions, with regard to any Single Employer Plan, any reportable event, as defined in Section 4043 of ERISA, for which the reporting requirement has not been waived by regulation. As of the date of the most recent actuarial report for each Single Employer Plan, the fair market value of the assets (excluding for this purpose any accrued but unpaid contributions) of such Single Employer Plan equaled or exceeded the present value of all benefits accrued under such Single Employer Plan, whether or not vested, based on the actuarial assumptions that would be used if such Single Employer Plan were then terminated, and there has not been a material adverse change in such funding status since such date.

        (d) To the Knowledge of Seller, each Benefit Plan has been maintained in all material respects in accordance with its terms and all applicable provisions of ERISA, the Code and other applicable laws, other than the occurrence of defects that are eligible for correction under the Internal Revenue Service Employee Plans Correction Resolution System Program. Neither the Company nor any Subsidiary has incurred any material liability for any excise, income or other taxes or penalties with respect to any Benefit Plan covering employees or former employees of the Company or any Subsidiary, and to the Knowledge of Seller, no circumstance exists that could give rise to any such liability. There are no pending or, to the Knowledge of Seller, threatened claims by any employees of the Company or any Subsidiary, or against the sponsor or a fiduciary or any Benefit Plan, other than routine benefit claims, that could result in any material liability, direct or indirect, for the Company or any Subsidiary.

        (e) All persons classified by the Company or any Subsidiary as independent contractors satisfy and have at all times satisfied the requirements of applicable law to be so classified; the Company and the Subsidiaries have fully and accurately reported their compensation on Internal Revenue Service ("IRS") Forms 1099 when required to do so; and the Company and its Subsidiaries have no obligations to provide benefits with respect to such persons. No individuals are currently providing, or have provided since July 19, 1999, services to the Company or any Subsidiary pursuant to a leasing agreement or similar type of arrangement, nor has the Company or any Subsidiary entered into any arrangement whereby services will be provided by such individuals.

        (f) There are no contracts, agreements, plans or arrangements, including the provisions of this Agreement, covering any current or former officer, director, employee, consultant, or independent contractor of the Company or any Subsidiary that, individually or collectively, could give rise to or entail any payment (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

        (g) Except as described in Schedule 2.15(g), all liabilities, costs and expenses of the Company Parties arising under any Benefit Plans have been fully accrued and reflected in the Company Financial Statements, and all such liabilities, costs and expenses attributable to any period prior to the Closing Date will be fully accrued and reflected in the Closing Date Financial Statements.

        (h) Seller has determined, as a result of a general corporate reorganization of Seller and its subsidiaries unrelated to the Transactions, that a partial termination of the defined benefit pension plan subject to Title IV of ERISA that is sponsored by the Seller (the "Seller's Title IV Pension Plan") has occurred with respect to participants in Seller's Pension Plan whose employment with the Seller and its affiliates terminates from and after January 1, 1999 and before December 31, 2001. Accordingly, provided that the Closing Date occurs before December 31, 2001, employees of the Company and any Subsidiary who are participants in Seller's Title IV Pension Plan and in the related non-qualified defined benefit pension plan sponsored by the Seller (together with Seller's Title IV Pension Plan, the "Seller's Pension Plans") and whose employment with the Seller and its affiliates is terminated as of the Closing Date will be fully vested in their accrued benefits under Seller's Pension Plans as of the Closing Date. Under the terms of Seller's 401(k) Plan (which is identified as such on Schedule 2.15(a)), participants in Seller's 401(k) Plan are fully vested in their account balances at all times.

SECTION         2.16    Taxes.

        (a)     Except as provided on Schedule 2.16:

                (i) The Company and the Subsidiaries have filed or caused to be filed, within the times and in the manner prescribed by law, all material Federal, state, local and foreign Tax

Returns and Tax reports that are required to be filed by the Company and the Subsidiaries or with respect to the assets of either the Company or any Subsidiary and such returns and reports reflect accurately all material items required to be reported therein for the periods covered thereby and are true, complete and correct in all material respects;

                (ii) The Company and each of the Subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing will pay within the time and in the manner prescribed by law) all material Taxes imposed on or incurred by such party that are currently due and payable;

                (iii) Neither the Company nor any Subsidiary has requested any extension of time within which to file any material Tax Return, which Tax Return has not since been filed, or has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Tax or Tax Returns of the Company or any Subsidiary for any period prior to the date of the Closing, and neither the Company nor any Subsidiary has been requested to enter into any such agreement or waiver;

                (iv) There is no action, suit, proceeding, investigation, audit, or claim now pending or, to Seller's Knowledge, threatened by any authority regarding any material Tax relating to the Company Parties, or the assets of the Company Parties, for any period prior to the Closing, and to Seller's Knowledge, there is no action, suit, proceeding, investigation, audit, or claim now pending or threatened by any authority regarding any material Tax relating to Atlantic, or the assets of Atlantic, for any period prior to the Closing;

                (v) No material deficiency for any Tax has been proposed, asserted or assessed against the Company or any Subsidiary that has not been resolved and paid in full;

                (vi) The Company and the Subsidiaries have made available to the Buyer Parties complete and accurate copies, covering all years ending on or after December 31, 1996, of (A) all material Tax Returns, and any amendments thereto, filed by the Company or any Subsidiary, (B) all material audit reports or similar materials received from any taxing authority relating to any Tax Return filed by the Company or any Subsidiary and (C) any material Closing Agreements or Tax rulings (or any pending requests for such rulings) applicable with respect to any Company or any Subsidiary;

                (vii) Neither the Company nor any Subsidiary has filed a consent under Section 341(f) of the Code. Except for the Purchase Agreement, dated April 5, 1999, by and among Columbia Propane, L.P., a former Delaware limited partnership, CPH, the Company, Triarc Companies, Inc., a Delaware corporation ("Triarc"), National Propane Corporation, a Delaware corporation and wholly-owned subsidiary of Triarc and the special limited partner of CPLP (the "Special Limited Partner"), National Propane Partners, L.P., and National Propane SGP, Inc., (the "National Propane Purchase Agreement"), neither the Company nor any Subsidiary is or has been a party to a Tax sharing, Tax indemnity or Tax allocation agreement;

                (viii) CPLP has made an election under Section 754 of the Code to adjust the basis of CPLP's assets under Section 743 of the Code, and such election is currently in effect; and

                (ix) Seller, the Company and their affiliates have treated CPLP as a partnership for all federal, state and local income tax purposes during the period in which Seller controlled CPLP and have not, and will not prior to the Closing Date, file an election with any Tax authority to cause CPLP to be treated as a corporation for any federal, state or local income tax purpose; and to the Seller's Knowledge, CPLP will be at the Closing Date an entity taxable as a partnership and not as a corporation for all federal, state and local income tax purposes.

        (b) "Taxes," as used in this Agreement, shall mean any Federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, business and occupation, employment, disability, payroll, license, estimated, severance or withholding taxes, other taxes or similar charges of any kind whatsoever imposed by any Governmental Entity, whether imposed directly on a person or resulting under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise and includes any interest and penalties (civil or criminal) on or additions to any such taxes or in respect of a failure to comply with any requirement relating to any Tax Return and any expenses incurred in connection with the determination, settlement or litigation of any tax liability. "Tax Return" as used in this Agreement, shall mean a report, return or other information required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities. "Tax Ruling," as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement," as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

SECTION 2.17 Corporate and Partnership Records. The copies of the certificate of incorporation or formation, bylaws, partnership agreement, operating agreement or other governing instruments of Seller, the Company and any Subsidiary that have been made available or delivered to Buyer are complete and correct.

SECTION 2.18 Material Contracts. (a) Schedule 2.18(a) lists (i) all material contracts, agreements and documents evidencing rights of or commitments by any Company Party to which any Company Party is a party or its property or assets are bound as of the Closing Date and (ii) all material contracts, agreements and documents evidencing rights of or commitments by Atlantic to which Atlantic is a party or its properties or assets are bound as of the Closing Date that are in the possession and control of a Company Party. For purposes of this Agreement, each of the following constitutes a material contract, agreement or document:

                (A) any indenture, note, letter of credit, loan or credit agreement relating to the borrowing of at least $1 million or to the direct or indirect guaranty or assumption of the obligation of any other person of more than $1 million;

                (B) any (i) customer contract involving the payment or receipt during the twelve months ended March 31, 2001 of an amount in excess of $1 million or that is expected to involve the payment or receipt during the twelve months ended March 31, 2002 of an amount in excess of $1 million, and
(ii) any other contract involving the payment or receipt during the twelve months ended March 31, 2001 of an amount in excess of $500,000 or that is expected to involve the payment or receipt during the twelve months ended March 31, 2002 of an amount in excess of $500,000;

                (C) any lease of personal property having a fair market value in excess of $500,000;

                (D) any joint venture, partnership or similar organizational contract involving a sharing of profits or losses relating to all or any portion of the business of the Company Parties;

                (E) any contract granting a third party a right of purchase of an asset of any Company Party having a fair market value in excess of $500,000;

                (F) any contract giving a third party rights to buy from or sell to any Company Party assets or stock with a fair market value in excess of $500,000 upon a change of control or change in ownership of any Company Party;

                (G) any agreement, license or instrument that prohibits any Company Party from competing in the retail propane distribution business in any geographical area in the United States;

                (H) any material supply contract containing "take or pay" provisions;

                (I) any material written agreement, arrangement or understanding with any direct or indirect affiliate of Seller, other than in the ordinary course of business. Except as set forth on Schedule 2.18(a), since December 31, 1999, there has not occurred any transaction between any Company Party on the one hand and any affiliate thereof on the other, other than in the ordinary course of business; and

                (J) the Intercompany Note, the Intercompany Loan Agreement, the Amended and Restated Agreement of Limited Partnership of CPLP (formerly known as National Propane, L.P.), dated July 19, 1999 (the "CPLP Partnership Agreement"), and the National Propane Purchase Agreement.

                Except as set forth on Schedule 2.18(a), each such contract, agreement and document is in full force and effect according to the terms of each respective instrument, and each Company Party or Atlantic, as applicable, has complied in all material respects with all requirements in connection therewith, and there is not under any such contract, agreement or document, any existing material breach or default (or event that, with notice, lapse of time or both, would constitute a material breach or default) by any Company Party or Atlantic.

        (b)     Attached as Schedule 2.18(b) are complete and correct lists:

                (i) breaking out the number of gallons of propane and the price per gallon, by customer category (i.e., residential, commercial and wholesale), that the Company and CPLP are obligated to supply after January 1, 2001 pursuant to any fixed price supply contracts or other agreements (including hedging contracts) and reflecting, in the case of any requirements contracts, a good faith estimate of volume based on historical information, if any, available to the Company, and

                (ii) breaking out the aggregate number of gallons of propane and the price per gallon, on a monthly basis, that the Company and CPLP are obligated to purchase or take title to or possession of after January 1, 2001 pursuant to any fixed price purchase or other agreement (including hedging contracts).

SECTION         2.19    Real and Personal Property.

        (a) Schedule 2.19(a)-I sets forth a list of all material real property, leaseholds and other interests in real property that will be held by the Company or any Subsidiary on the Closing Date (other than easements, licenses or rights-of-way involving annual payments of less than $10,000 each) (the "Properties"). Except as set forth on Schedule 2.19(a)-II, the Company or such Subsidiary will hold, as of the Closing Date, an interest in the real property described on Schedule 2.19(a)-I sufficient to permit the Company and the Subsidiaries to operate their businesses in the ordinary course and consistent with past practices, according to the terms of the instrument, conveyance or document creating such interest, free and clear of all Liens, and the Company and the Subsidiaries have good and indefeasible title to each of the Properties (other than rights-of-way).

        (b) Except as set forth on Schedule 2.19(b), each of the material leases, subleases, easements, licenses and agreements described on Schedule 2.19(a)-I is in full force and effect according to the terms of each respective instrument, and to Seller's Knowledge, the Company and each Subsidiary that is a party to such material leases, subleases, easements, licenses and agreements have complied in all material respects with all requirements in connection therewith and there is not under any such lease, sublease, easement, license or agreement, any existing material breach or default (or event that, with notice, lapse of time or both, would constitute a material breach or default) by the Company or any Subsidiary.

        (c) Except as set forth on Schedule 2.19(c), there are no outstanding notices and, to Seller's Knowledge, no facts or circumstances that would cause it to believe that any Governmental Entity having jurisdiction over the Properties intends to exercise the power of eminent domain or similar power with respect to all or any part of the Properties.

        (d) Except as set forth on Schedule 2.19(d), the Company and the Subsidiaries will hold, as of the Closing Date, an interest in all material personal property used in the business of the Company and the Subsidiaries sufficient to permit the Company and the Subsidiaries to operate their businesses in the ordinary course and consistent with past practices, free and clear of Liens, and the Company and the Subsidiaries have good and marketable title to all material items of equipment and other tangible personal property used in the ordinary course of business and consistent with past practices.

SECTION 2.20 Bank Accounts. Schedule 2.20 sets forth the name of each bank, savings and loan or other financial institution in which the Company or any Subsidiary has any account or safe deposit box.

SECTION 2.21 Insurance Policies. Schedule 2.21 lists all currently effective policies of insurance issued by third-party insurers, including amounts of coverage thereof, that are maintained by the Seller for the benefit of the Company or any Subsidiary or by the Company or any Subsidiary for which the Company or any Subsidiary is named as an insured party. Except as set forth on Schedule 2.21, such policies are in full force and effect and all premiums due have been paid. There is no default by the Seller, the Company or any Subsidiary under any such insurance policy, and there has been no failure to give notice or to present any claim under any such policy in a due and timely manner. There are no outstanding unpaid premiums except in the ordinary course of business, and no notice of cancellation or non-renewal of any such insurance policy has been received. None of the insurance policies contain provisions for retroactive or retrospective premium adjustments.

SECTION 2.22 Inventory. All inventory used in the business of the Company or any Subsidiary (a) was acquired and has been maintained in accordance with the regular business practices of the Company or such Subsidiary, as applicable, (b) consists of items of a quality and quantity useable or saleable in the ordinary course of the business consistent with past practice, (c) is owned by the Company or such Subsidiary, as applicable, free and clear of all Liens, and (d) is valued at prices equal to the lower of cost determined on an average cost basis or market value, in either case f.o.b. the storage or warehouse of the Company or such Subsidiary, as applicable.

SECTION 2.23 Accounts Receivable. The Seller has delivered to the Buyer a list of and the aging of (a) the accounts receivable of the Company Parties relating to their businesses as of December 31, 2000 and (b) the accounts receivable of Atlantic as of December 31, 2000 (the "Accounts Receivable"). All Accounts Receivable (a) are valid and genuine, (b) arise out of bona fide sales and deliveries of goods, performance of services or other transactions in the ordinary course of business and consistent with past practices, and (c) are not subject to defenses, setoffs or counterclaims in any material amount except as described on Schedule 2.23. The allowance for doubtful accounts with respect to the Accounts Receivable of the Company Parties has been calculated in accordance with GAAP consistently applied in the Company Financial Statements and, to the Knowledge of Seller, is adequate.

SECTION         2.24    Propane Sales. Information concerning the volumes
(in gallons) of propane sold by the Company Parties during the Company's 1999 fiscal year and the nine-month period ended September 30, 2000, broken down by calendar month, the average price at which propane was sold, and the average cost (including all transportation costs) at which propane was purchased by the Company Parties during their 1999 fiscal year and the nine-month period ended September 30, 2000, broken down by calendar month, is set forth in Schedule 2.24, and Schedule 2.24 is correct and complete in all material respects.

SECTION 2.25 Letters of Credit and Guaranties. Schedule 2.25 lists all letters of credit and guaranties to which any Company Party or, to the Seller's Knowledge, Atlantic is a party, without regard to any minimum dollar amount.


                                   ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF BUYER PARENT AND BUYER

        The Buyer Parties hereby jointly and severally represent and warrant to Seller that as of January 30, 2001 and August 7, 2001 (in each case except where such representation or warranty is expressly made only as of another specific date):

SECTION 3.1 Organization and Existence. Each Buyer Party has been duly incorporated or formed and is validly existing and in good standing under the laws of the jurisdiction in which each is incorporated or formed, and each Buyer Party has the requisite corporate or partnership power and authority to carry on its business as now conducted. Each Buyer Party is duly licensed or qualified to do business as a foreign corporation or limited partnership, and each Buyer Party is in good standing, in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in the jurisdictions where the failure to be so qualified (individually or in the aggregate) would not have a Buyer Material Adverse Effect (as defined below).

SECTION 3.2 Authority; Binding Effect. Each Buyer Party entering into the Transaction Documents has the requisite corporate or partnership power and authority to enter into the Transaction Documents to which it is a party and to consummate the Transactions. The execution and delivery of the Transaction Documents by each Buyer Party that is entering into the Transaction Documents and the consummation by each Buyer Party of the Transactions have been duly authorized by all necessary corporate or partnership action on the part of such Buyer Party. The Transaction Documents have been duly executed and delivered by each Buyer Party entering into the Transaction Documents and, assuming such Transaction Documents constitute the valid and binding agreement of the Seller and the appropriate Company Parties, such Transaction Documents constitute valid and binding obligations of such Buyer Parties, enforceable against such Buyer Parties in accordance with their terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) that the right to indemnification in the Registration Rights Agreement may be limited by public policy or applicable securities laws.

SECTION 3.3 No Material Adverse Change. Since September 30, 2000, and except as described on Schedule 3.3, there has not occurred any material adverse change in, or effect on, or any event or circumstance that (individually or together with any other such events or circumstances) would reasonably be expected to have a material adverse effect on, the business, results of operations, assets, liabilities, cash flows or financial condition of the Buyer Parties, taken as a whole (any such change or effect, a "Buyer Material Adverse Effect"); provided, however, that a Buyer Material Adverse Effect shall not include any change or effect due to (i) general business, economic or financial conditions affecting the industry or lines of business in which the Buyer Parties participate and which do not affect the Buyer Parties in any manner or degree materially different from the industry as a whole, and (ii) any continuation, but not a material worsening, of an adverse trend or condition as described on Schedule 3.3.

SECTION 3.4 SEC Filings. Since September 30, 1998, (a) Buyer Parent has timely made all filings required to be made by the Securities Act of 1933, as amended ("Securities Act") and the Securities Exchange Act of 1934, as amended ("Exchange Act"), (b) all filings by Buyer Parent with the United States Securities and Exchange Commission ("SEC"), at the time filed (in the case of documents filed pursuant to the Exchange Act) or when declared effective by the SEC (in the case of registration statements filed under the Securities Act) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, (c) no such filing, at the time described above, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, and (d) all financial statements contained or incorporated by reference therein complied as to form when filed in all material respects with the rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects the financial condition and results of operations of Buyer Parent at and as of the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated (subject in the case of unaudited statements, to year-end audit adjustments).

SECTION         3.5     Ownership.

        (a) As of March 31, 2001, there were 34,404,286 Buyer Parent Units outstanding and 9,891,072 subordinated units of Buyer Parent outstanding, all of which have been duly authorized by the Buyer Parent Partnership Agreement and are validly issued and fully paid (to the extent required under the Buyer Parent Partnership Agreement) and nonassessable (except to the extent provided in the Delaware Revised Uniform Limited Partnership Act).

        (b) API owns a 1.00% general partnership interest in Buyer Parent pursuant to the Buyer Parent Partnership Agreement and a 1.01% general partnership interest in Buyer pursuant to the Agreement of Limited Partnership of Buyer. Buyer Parent owns all of the limited partnership interests in Buyer.

        (c) As of May 31, 2001, API and its affiliates owned an aggregate 55% limited partnership interest in Buyer Parent.

        (d) All of the outstanding limited partnership and general partnership interests in Buyer Parent have been duly authorized and have been validly issued in accordance with the Buyer Parent Partnership Agreement.

        (e) The general partnership interest of API in each of the Buyer and the Buyer Parent, the limited partnership interest of API and its affiliates in Buyer Parent, and the limited partnership interest of Buyer Parent in Buyer are free and clear of any and all Liens, except as set forth on Schedule 3.5(e).

        (f) Except as set forth in the Buyer Parent Partnership Agreement or the Buyer Parent's SEC filings and except as issued under the AmeriGas Propane, Inc. 2000 Long-Term Incentive Plan, there are no outstanding subscriptions, options, convertible securities, warrants, calls or rights of any kind issued or granted by, or binding upon, Buyer Parent to purchase or otherwise acquire any security of or equity interest in Buyer Parent.

SECTION 3.6 No Conflict. Except for the required filings under the HSR Act and except as described on Schedule 3.6 (the "Buyer Required Consents"), the execution and delivery of the Transaction Documents and the performance of the Transactions do not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the Transactions will not, (a) conflict with any of, or require the consent, approval or authorization of, or any declaration or filing with or notice to, any person under, the terms, conditions or provisions of the governing instruments of any Buyer Party, (b) violate any provision of, or require any consent, authorization or approval of, or any declaration or filing with or notice to, any person under, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to any Buyer Party, (c) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, any material agreement, lease, deed, mortgage, indenture, commitment or instrument to which any Buyer Party is a party or by which any Buyer Party is bound or to which any of the assets of any Buyer Party are subject, or (d) result in the creation of any Lien on the Buyer Parent Units or any material assets or properties of any Buyer Party.

SECTION 3.7 No Default. Assuming receipt of the Buyer Required Consents, no Buyer Party is in material default under, and no condition exists that with notice or lapse of time or both could reasonably be expected to constitute a material default under, (a) any material mortgage, loan agreement, indenture, evidence of indebtedness or other instrument evidencing borrowed money or other agreement to which it or any of its properties are bound, or (b) any material judgment, order or injunction of any court, arbitrator or governmental agency.

SECTION 3.8 Brokerage Arrangements. Except as set forth on Schedule 3.8, no Buyer Party has entered (directly or indirectly) into any agreement with any person, firm or corporation that would obligate Seller or any Company Party to pay any commission, brokerage or finder's fee in connection with the Transactions.

SECTION 3.9 Purchase Not for Distribution. The Interests will be acquired by Buyer, or such other party acquiring the same pursuant to Section 1.1, for its own account and not with a view to distribution. Buyer will not resell, transfer, assign or distribute the Interests, except in compliance with the registration requirements of the Securities Act or pursuant to an available exemption therefrom.

SECTION 3.10 Governing Documents. The copies of the certificates of limited partnership and all other governing instruments of the Buyer Parties that have been made available or delivered to Seller are complete and correct.

SECTION 3.11 Compliance with Laws. Except as set forth in SEC filings by Buyer Parent under the Securities Act or the Exchange Act, Buyer holds all required material permits, licenses, exemptions, orders and approvals of all Governmental Entities to conduct its respective businesses as currently conducted (the "Buyer Permits") and is in compliance in all material respects with the terms of the Buyer Permits. Except as set forth in SEC filings by Buyer Parent under the Securities Act or the Exchange Act, Buyer is in compliance in all material respects with, and to the Knowledge of Buyer, has not received any notice of any material violation of, or failure to comply in any material respect with, any statute, law, ordinance, regulation, rule, permit or order of any Governmental Entity applicable to Buyer or its businesses, assets or operations.

SECTION 3.12 Taxes. Except as set forth in SEC filings by Buyer Parent under the Securities Act or the Exchange Act,

        (a) Buyer Parent and Buyer have filed or caused to be filed, within the times and in the manner prescribed by law, all material Federal, state, local and foreign Tax Returns and Tax reports that are required to be filed by Buyer or Buyer Parent with respect to the assets of Buyer or Buyer Parent, respectively, and such returns and reports (if any) reflect accurately all material items required to be reported therein for the periods covered thereby and are true, complete and correct in all material respects;

        (b) Buyer Parent and Buyer have, within the time and in the manner prescribed by law, paid (and until the Closing will pay within the time and in the manner prescribed by law) all material Taxes imposed on or incurred by each such party that are currently due and payable (if any);

        (c) Neither Buyer Parent nor Buyer has requested any extension of time within which to file any material Tax Return, which Tax Return has not since been filed, or has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Tax or Tax Returns of Buyer Parent or Buyer for any period prior to the date of the Closing that is still outstanding, and neither Buyer Parent nor Buyer has been requested to enter into any such agreement or waiver as to any statute of limitations period that has not yet expired;

        (d) There is no action, suit, proceeding, investigation, audit, or claim now pending or threatened by any authority regarding any material Tax relating to Buyer Parent or Buyer, or the assets of Buyer Parent or Buyer, for any period prior to the Closing;

        (e) No material deficiency for any Tax has been proposed, asserted or assessed against Buyer Parent or Buyer that has not been resolved and paid in full; and

        (f) Except as set forth in Schedule 3.12(f), neither Buyer Parent nor Buyer is or has been a party to a Tax sharing, Tax indemnity or Tax allocation agreement.


                                   ARTICLE IV
                                   INVESTMENT

SECTION 4.1 Restricted Securities. Seller acknowledges that (i) issuance of the Buyer Limited Partnership Interests and the Buyer Parent Units has not been and will not be registered or qualified under the Securities Act or applicable state securities laws, and (ii) the Buyer Limited Partnership Interests and the Buyer Parent Units are restricted securities under the Securities Act and such state securities laws and therefore cannot be sold or transferred unless such transfer is registered under the Securities Act and registered or qualified under applicable state securities laws or an exemption from such registration and qualification is available. The Seller will transfer the Buyer Limited Partnership Interests only in compliance with Section 1.1 of this Agreement. Seller represents that it is familiar with Rule 144 promulgated under the Securities Act by the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Seller hereby acknowledges that, if it disposes of any Buyer Parent Units pursuant to any exemption under the Securities Act, it will take all necessary actions to perfect the exemption from registration provided thereby, including (a) obtaining on behalf of the purchaser information to enable the Buyer Parent to establish a reasonable belief that the purchaser is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, (b) advising such purchaser as to which exemption under the Securities Act is being relied upon with respect to such resale and (c) furnishing the Buyer Parent with an opinion of counsel, satisfactory to the Buyer Parent, that such disposition will not require registration of the Buyer Parent Units under the Securities Act.

SECTION 4.2 Purchase for Own Account; Investment. Seller has been advised that the Buyer Limited Partnership Interests and the Buyer Parent Units will be issued by Buyer or Buyer Parent, as applicable, pursuant to exemptions under the Securities Act and applicable state securities laws and that Buyer and Buyer Parent's reliance upon such exemptions is predicated in part on Seller's representations contained herein. Seller represents and warrants that the Buyer Parent Units are being purchased for its own account, for investment, and without a view to any distribution of the same within the meaning of the Securities Act. Seller is in a financial position to hold the Buyer Parent Units indefinitely and to bear the economic risk of its investment in the Buyer Parent Units.

SECTION 4.3 Information. Seller has been given access to publicly available information regarding Buyer Parent (which includes information regarding the Buyer), including, in particular, the Annual Reports of Buyer Parent on Form 10-K for the years ending September 30, 1999 and September 30, 2000, the Buyer Parent's Quarterly Reports on Form 10-Q for the quarters ending December 31, 2000 and March 31, 2001, and the Buyer Parent's Registration Statement on Form S-3 filed on September 15, 2000, and the prospectus contained therein, as supplemented through October 11, 2000, and has utilized such information and access to its satisfaction for the purpose of obtaining and verifying such information. Seller has been provided an opportunity by the Buyer and the Buyer Parent to ask such questions of senior management of the Buyer and the Buyer Parent as the Seller has deemed appropriate in connection with its investment in securities of the Buyer and the Buyer Parent.

SECTION 4.4 Legends. Seller hereby acknowledges that the certificates evidencing the Buyer Parent Units may bear one or all of the following legends:

        (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated or otherwise transferred in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Buyer that such registration is not required or unless sold pursuant to Rule 144 of such Act."

        (b) Any legend required by the securities laws of any applicable jurisdictions.


                                    ARTICLE V
                                CERTAIN COVENANTS

SECTION 5.1 Access to Information. From January 30, 2001 to the Closing or until this Agreement is terminated as provided in Article VIII, Seller shall cause the Company and the Subsidiaries to, and the Company and the Subsidiaries shall, provide to the Buyer Parties reasonable and prompt access to all of their books, records (including making copies as reasonably requested), assets, properties and (to the extent available) employees, and shall cause to be furnished to the Buyer Parties such information in the possession or control of the Seller, the Company or the Subsidiaries as Buyer may reasonably request, upon prior notice and during normal business hours, unless such access and disclosure would violate the terms of any agreement to which the Seller, the Company or any Subsidiary is bound or any applicable law or regulation or the Seller reasonably concludes, upon the advice of counsel, that such access or disclosure might be expected to result in the loss of an available legal privilege. Notwithstanding the provisions of the preceding sentence, any access to the books, records, assets, properties and employees of and information relating to, Atlantic shall be subject to the prior receipt, by the Buyer Parties, of Conoco's consent to such access. The Seller and the Buyer Parties shall cooperate fully in the effort to identify a means of disclosing any information requested by the Buyer in a manner that will preserve, for the Seller, the Company and the Subsidiaries, any legal privilege available with respect to that information in the event that the Transactions are not consummated. Subject to the foregoing, the Seller shall cause the Company and the Subsidiaries to, and the Company and the Subsidiaries shall, provide to the Buyer, its representatives and agents, access to (i) the books, records, and employees of the Company and the Subsidiaries to allow the Buyer to make presentations to and provide information to the employees of the Company and the Subsidiaries regarding the Buyer's benefit plans; provided, however, that the Buyer shall not distribute any written materials to the employees of the Company and the Subsidiaries without the Seller's prior written approval of such materials, which approval shall not be unreasonably withheld, conditioned or delayed, and (ii) the management information systems employees of the Company and the Subsidiaries, and for demonstrative purposes only, the computer hardware, software, systems and facilities of the Company and the Subsidiaries and all books and records of the Company Parties, and all books and records of Atlantic in the possession or control of the Company Parties, related thereto. The confidentiality of any data or information acquired pursuant to this Section 5.1 shall be maintained by Buyer and its representatives pursuant to the terms of the letter agreement between API and Salomon Smith Barney Inc. on behalf of the Seller, dated June 22, 2000 (the "Confidentiality Agreement"), which each of the above-named parties hereby acknowledges is binding on it; provided, however, that in the event that this Agreement is terminated as provided in Article VIII, the obligation of the Buyer Parties to maintain the confidentiality of any information and data provided to them under this Section 5.1 and the obligation of the Buyer Parties, under the Confidentiality Agreement, not to solicit for employment any of the current employees of the Company and the Subsidiaries with whom any of the Buyer Parties has been directly or indirectly introduced or otherwise had contact or become aware of in connection with the Transactions shall remain in effect until the second anniversary of the date of termination of this Agreement.

SECTION         5.2     Seller Conduct of Business.

        (a) Ordinary Course. From January 30, 2001 to the Closing, except as contemplated or permitted by this Agreement, Seller shall cause the Company Parties, and to the extent that such matters are within the Company's control or power, Atlantic:

                (i) within the restrictions set forth in Section 5.2(d), to operate their respective businesses in the ordinary course as they were being conducted prior to the execution of this Agreement and use commercially reasonable efforts to maintain and preserve in all material respects their business organizations intact and maintain in all material respects their relationships with suppliers, customers, lessors and others having business relations with them;

                (ii) to make all capital expenditures previously planned or budgeted pursuant to the operating plan of the Company Parties or Atlantic and make any and all modifications, repairs, replacements or substitutions for lost, damaged, unworkable or non-usable goods, equipment and other assets, in each case in the ordinary course of business consistent with past practices; and

                (iii) to make purchases of new propane tanks and cylinders consistent with the past practices of the Company Parties (collectively, "Growth Capital Expenditures"); provided that the Company Parties shall not be required to make any Growth Capital Expenditures if API shall not have approved, on behalf of the Buyer Parties, such Growth Capital Expenditures for reimbursement in accordance with Section 1.4(b).


        (b) Restrictions on the Company and the Subsidiaries. Without first obtaining the written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed, from January 30, 2001 until the Closing, except as otherwise contemplated or permitted by this Agreement or as set forth on Schedule 5.2(b), Seller shall not permit the Company, any Company Party, or, to the extent that such matters are within the Company's control or power to prohibit, Atlantic, to:



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

                (i) make any material change in its financial reporting and accounting methods, other than as required by any change in GAAP or applicable law;

                (ii) other than in the ordinary course of business consistent with past practice, enter into any material contract or agreement or terminate or amend in any material respect any material contract or agreement to which it is a party, waive any material rights under any material contract or agreement to which it is a party, or be in default in any material respect thereunder;

                (iii) declare, set aside or pay any distributions to its members, stockholders or partners or split, combine or reclassify any of its equity securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any of its equity securities, or purchase, redeem or otherwise acquire, directly or indirectly, any such securities; provided, however, that the Company Parties shall be permitted to pay cash dividends or make cash distributions to another Company Party or to the Seller prior to the Closing Date provided that, if such dividend or distribution is made, the consolidated assets of the Company Parties shall include, as of the Closing Date, cash in the amount of at least $6,000,000;

                (iv) acquire, merge into or with or consolidate with any other corporation, partnership, person or other entity or acquire all or substantially all of the business or assets of any corporation, partnership, person or other entity or form, acquire any interest in or contribute any assets to any partnership or joint venture or enter into any similar arrangement;

                (v) make any material change in its charter, bylaws, limited partnership agreement, operating agreement or other governing documents;

                (vi) incur any indebtedness for borrowed money (except for intercompany borrowings under existing working capital facilities in the ordinary course) or guarantee any such indebtedness or issue, sell or guarantee any debt securities or any rights or warrants to acquire any debt securities;

                (vii) sell, lease, pledge, encumber or otherwise dispose of any Property other than in the ordinary course of business consistent with past practices;

                (viii) issue, deliver or sell or authorize or propose the issuance, delivery or sale of any of its equity securities or securities convertible into its equity securities or any rights, warrants, or options to acquire any such securities; provided, however, that the Special Limited Partner or its successor shall be permitted to make contributions to CPLP in order to maintain up to a 1% limited partnership interest in CPLP, as set forth in the National Propane Purchase Agreement and the CPLP Partnership Agreement;

                (ix) settle for an amount in excess of $1 million (individually or in the aggregate) any claim, demand, lawsuit or state or Federal regulatory proceeding not covered by insurance;

                (x) make any capital expenditures in excess of $250,000 in the aggregate (not including those made in the ordinary course of business), unless made pursuant to the operating plan of the Company or any Subsidiary, which capital expenditures shall be required to be made pursuant to Section 5.2(a)(ii);

                (xi) (A) make or rescind any material express or deemed election relating to Taxes, (B) make a request for a Tax Ruling or enter into a Closing Agreement, (C) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit, or controversy relating to Taxes or (D) change any of its methods of reporting material income or deductions for Federal income tax purposes from those employed in the preparation of its Federal income Tax Return for the taxable year ending December 31, 1999, except as may be required by a change in applicable law;

                (xii) cancel or compromise any indebtedness owed to it or waive any claims or rights except in the ordinary course of business consistent with past practice;

                (xiii) close any facilities that are material to the financial condition, results of operations or business of the Company or any Subsidiary;

                (xiv) enter into any contract or other agreement, or group of related contracts or agreements, whether oral or written, for the purchase or sale of propane with a contract or agreement value, alone or together with such related contracts or agreements, in excess of $1 million; or

                (xv)    agree to do any of the foregoing.

        (c) Tax Filings. From January 30, 2001 until the Closing, Seller shall cause each Company Party and Atlantic to (i) file or cause to be filed, within the times and in the manner prescribed by law, all material Tax Returns that are required to be filed by such person determined consistent with prior practices; (ii) pay or cause to be paid, within the time and in the manner prescribed by law, all material Taxes (including any estimated Taxes) imposed on such party that are currently due and payable or that become due and payable; and (iii) establish and maintain reserves adequate to pay all material Taxes not yet due or payable as of the date of Closing and for any deferred taxes in accordance with GAAP, which, with respect to CPLP, shall be determined assuming CPLP is a partnership for all federal, state and local income tax purposes.

        (d) Employees of the Company and the Subsidiaries. From January 30, 2001 until the Closing, Seller shall cause the Company and each Subsidiary to not (i) adopt any new employee benefit plan, arrangement, practice or policy, or material employment, consulting or other compensation arrangement, with or for the benefit of new or existing employees, or, except as required by this Agreement or by law, amend any existing employee benefit plan, arrangement, practice or policy, or existing employment, severance, consulting or other compensation arrangement in any material respect, without prior written consent of Buyer, which consent shall not be unreasonably withheld or (ii) increase the compensation or level of benefits applicable to its employees generally, except for normal increases consistent with past practice.

SECTION 5.3 Expenses. Whether or not the Transactions are consummated, except as otherwise specifically provided, each party hereto shall pay its own fees and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Transactions.

SECTION         5.4     Approvals; Further Action; Commercially Reasonable
Efforts.

        (a) From January 30, 2001 through the Closing, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable to consummate and make effective the Transactions, including (i) using its commercially reasonable efforts to obtain all Company Required Consents or Buyer Required Consents and (ii) using its commercially reasonable efforts to make all required regulatory filings and applications and to obtain as promptly as possible all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities or third parties as are necessary for the consummation of the Transactions; provided, that Buyer shall be primarily responsible for obtaining or transferring all required licenses, permits and authorizations related to the ongoing business of the Company and the Subsidiaries, if necessary, and Seller shall cooperate in such process as reasonably requested by Buyer. Subject to Sections 6.1(b), 10.3 and 11.3, the Seller shall bear the cost of obtaining the Company Required Consents and the Buyer shall bear the cost of obtaining the Buyer Required Consents. Without limiting the foregoing, as promptly as practicable following the execution of this Agreement, each party shall prepare and file with the Federal Trade Commission and the Department of Justice the appropriate filings and any supplemental information which may be requested in connection therewith under the HSR Act, it being agreed that Buyer is the primary "Acquiring Person" for purposes of the HSR Act and shall pay the required filing fee. To the extent practicable in the circumstances and subject to applicable laws, each party shall provide the other with the opportunity to review all information relating to the other party, or any of its subsidiaries, which appears in any filing made with, or written materials submitted to, any Governmental Entity in connection with obtaining the necessary regulatory approvals for the consummation of the Transactions. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each party to this Agreement shall use its commercially reasonable efforts to take all such necessary action.

        (b) Without limiting the generality of the foregoing, the Seller shall (i) cause the Company to enter into a lease, on or prior to the Closing Date, for the Sinking Springs Terminal with the owner thereof, in substantially the form attached hereto as Exhibit F-2 and consistent with the terms of Exhibit F-1, to permit the Company to conduct its propane business from that Terminal, and (ii) shall take or cause to be taken, prior to and after the Closing, all actions necessary so that such lease complies with applicable subdivision laws as of the Closing Date.

SECTION 5.5 Notification of Certain Matters. Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, as applicable, of (i) the occurrence or non-occurrence of any event which would likely cause any representation or warranty made by it contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any failure by it or any affiliate to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it or such affiliate hereunder.

SECTION 5.6 Certain Indebtedness. Except as otherwise contemplated herein (including Article I and Section 5.2), at or prior to the Closing, Seller shall cause the Company Parties to repay in full any indebtedness owed by the Company Parties to Seller or any of Seller's affiliates other than the Company Parties, and all other intercompany accounts between the Company Parties, on the one hand, and Seller and its other affiliates, on the other hand, shall be eliminated by payment, contribution of capital, set-off or otherwise, which shall be structured by Seller so that such repayment shall not result in any payment obligation becoming due and payable pursuant to the Tax Indemnity Provisions. Prior to the Closing except as contemplated herein (including
Article I and Section 5.2), Seller shall cause the Company Parties not to enter into any new transactions, agreements, arrangements or understandings with Seller and Seller's other affiliates, and Seller shall not charge any amounts under any such existing agreements, arrangements and understandings with the foregoing other than amounts charged in the ordinary course of business consistent in nature, amount and method of determination with past practices. All of the foregoing transactions shall be fully and accurately reflected in the Closing Date Financial Statements.

SECTION 5.7 No Public Announcement. No party hereto shall issue any press release or make any other public announcement concerning this Agreement or the Transactions without the prior approval of the other parties (other than as may be required by law or by obligations pursuant to any listing agreement with any securities exchange, in which event the party making the public announcement or press release shall notify the other parties, as applicable, in advance of such public announcement or press release), which approval shall not be unreasonably withheld or delayed.

SECTION         5.8     Use of Names.

        (a) Licenses. Columbia Petroleum Corporation, a Delaware corporation and wholly-owned subsidiary of Seller ("Columbia Petroleum"), has entered into a royalty-free license agreement with a term of 18 months with the Company Parties, governing the temporary use of the name "Leffler" on vehicles, bulk storage tanks and facility signage (the "Columbia Petroleum Trademark License Agreement"), and Richland Partners LLC, a Pennsylvania limited liability company that purchased the retail operations of Columbia Petroleum, including the rights to the "Leffler" name ("Richland"), and the Company have entered into an agreement under which Richland has agreed not to use any name, trademark or trade name employing the name "Leffler," "National," or "Columbia," or any variation thereof, in connection with any retail sales of propane or a propane business. At the Closing, Seller shall enter into a royalty-free license with a term of 18 months with the Buyer and the Company Parties governing the temporary use of certain Seller names on vehicles, bulk storage tanks and facility signage, in substantially the form set forth in Exhibit D (the "Seller Trademark License Agreement" and, together with the "Columbia Petroleum Trademark License Agreement," the "Trademark License Agreements"). Seller covenants that, after the Closing, it shall not use any name, trademark or trade name employing the names "Columbia," "Commonwealth," "National," "Leffler," or any variations thereof in connection with any retail sales of propane or a propane business.

        (b) Amendments; Necessary Actions. On or prior to the Closing Date, Seller shall cause the Company Parties to amend their respective certificates of incorporation or equivalent governing instruments to change their corporate or entity names to names selected by Buyer that do not include any Seller trademarks that are set forth in Schedule 5.8(b) ("Seller Trademarks") or any confusingly similar name.

        (c)     Cessation of Use. Notwithstanding any other provision of this
Section 5.8, Buyer shall use its commercially reasonable efforts to cause each Company Party to cease using any Seller Trademark or the "Leffler" name on its vehicles, bulk storage tanks and facilities, including by changing the Seller Trademarks and the "Leffler" name used by the Company Parties to marks that do not include any trademark or confusingly similar mark, as soon as practicable following the Closing. In any event, upon the expiration of the term of the Trademark License, each licensee under the Trademark License shall cease all use of the Seller Trademarks and the "Leffler" name. Any new corporate name, trademark or service mark selected by Buyer pursuant to Section 5.8(b) shall be subject to the approval of Seller, not to be unreasonably withheld. Notwithstanding the foregoing, the Buyer Parties and the Company Parties shall not be obligated to remove the Seller Trademarks or the "Leffler" name from any propane tanks or cylinders of less than 2,000 gallon capacity.

SECTION 5.9 Post-Closing Assistance. (a) From and after the Closing Date, upon the request of either Buyer or Seller, the parties hereto shall do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required or appropriate to carry out or effectuate the Transactions.

        (b) For a period of two (2) years from the Closing Date or such greater period as may be required under the applicable statute of limitations period in order to permit a party to comply with applicable law, each of the Seller and the Buyer Parties shall have reasonable access to all of the books and records relating to the business of the Company Parties and, to the extent necessary to enable the Seller to comply with its obligations under Sections 9.1(a), (b) or (c) or Article XII, Atlantic, that are in the possession of the other party or parties. Such access shall be afforded by the party or parties in possession of such books or records, upon receipt of reasonable advance notice and during normal business hours. The party or parties exercising such right of access shall be solely responsible for any costs or expenses incurred by it or them pursuant to this Section 5.9(b). If the party or parties in possession of such books and records shall desire to dispose of any such books and records, such party or parties shall give the other party or parties, prior to such disposition, a reasonable opportunity, at such other party or parties' expense, to segregate and remove such books and records as such other party or parties may select.

        (c) For a period of two (2) years from the Closing Date or such greater period as may be required under the applicable statute of limitation period in order to permit a party to comply with applicable law, each of the Seller and the Buyer Parties shall have reasonable access to the employees and agents of the Company Parties, the other party and, to the extent necessary to enable the Seller to comply with its obligations under Sections 9.1(a), (b) or (c) or Article XII, Atlantic, that currently have or have had duties in the past with respect to the business of the Company Parties or Atlantic. Such access shall be afforded by the party or parties who employ such employee or employees or agent or agents, upon receipt of reasonable advance notice and during normal business hours for the purpose of providing the other party with information required by such party in connection with the performance of its legal obligations with respect to the business of the Company Parties or Atlantic or under this Agreement. The party or parties exercising such right of access shall be solely responsible for any costs or expenses incurred by it or them pursuant to this Section 5.9(c).

        (d) To the extent that the rights of any party hereto (an "Assigning Party") that is a party to any agreement, lease, contract or other asset transferred, assigned or contributed pursuant to Sections 1.1(d), (e), (i) or
(j) (an "Assigned Asset") to such other party or entity listed in such section (the "Assignee Party") may not be transferred, assigned or contributed without the consent of another Person, which consent has not been obtained, this Agreement shall not constitute an agreement to transfer, assign or contribute the same if an attempted transfer, assignment or contribution would constitute a breach thereof or be unlawful, and the relevant Assigning Party, at its expense, shall use commercially reasonable efforts to obtain any such required consent(s) as promptly as possible. The Seller and the Buyer Parties agree that, if any consent to an assignment of any such Assigned Asset shall not be obtained or if any attempted assignment would be ineffective or would impair the rights and obligations of the Assignee Party under the applicable Assigned Agreement so that the Assignee Party would not in effect acquire the benefit of all such rights and obligations, the Assignee Party, to the maximum extent permitted by law, shall after the Closing appoint the Assigning Party to be such party's representative and agent with respect to such Assigned Asset, and the Assigning Party shall, to the maximum extent permitted by law and such Assigned Asset, enter into such reasonable arrangements with the Assignee Party as are necessary to provide such party with the benefits and obligations of such Assigned Asset. The Seller and the Buyer Parties shall cooperate and shall each use commercially reasonable efforts after the Closing to obtain an assignment of such Assigned Asset to the relevant Assignee Party. For purposes of this Section 5.9(d), "Assigned Asset" shall not include, and the provisions of this Section 5.9(d) shall not apply to, the National Propane Purchase Agreement or any other agreement to which a Company Party is a party that is not transferred by that Company Party pursuant to Sections 1.1(d), (e), (i) or (j).

SECTION         5.10    Noncompetition.

        (a) Covenant Not to Compete. During the Noncompete Period (as defined below), except with the prior written consent of Buyer, Seller shall not, and shall cause its affiliates other than Energy USA, Inc. (f/k/a and d/b/a Bay State Propane) ("Energy USA") in its current territory, to not, whether directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected with, or permit its name to be used by or in connection with, any business or enterprise engaged in the retail distributing, marketing, leasing or selling of propane. For purposes of the preceding sentence, the Noncompete Period shall be a five-year period commencing on the Closing Date and ending on the fifth anniversary of the Closing Date (the "Noncompete Period").

        (b) Non-Solicitation. During the Noncompete Period, Seller agrees that it will not (directly or indirectly) call on or solicit for the purpose of selling propane to any person who is, or which as of the Closing Date was, or at any time during the two years preceding the Closing Date has been a customer of any Company Party or whose identity is known to any Company Party as one whom or which any Company Party intended to solicit for the purpose of selling propane within the succeeding year; provided, however, that the provisions of this
Section 5.10(b) shall not apply to any solicitation of customers by Energy USA in its current territory.

        (c) Hiring of Buyer's Employees. During the Noncompete Period, Seller agrees that, after the Closing Date, it will hire or offer employment to employees of the Company Parties employed by Buyer at the time of solicitation only as a result of (i) general solicitation or (ii) contact initiated by such employee. Nothing contained in this subsection (c) shall affect or be deemed to affect in any manner any other provision of this Agreement.

        (d) Remedies for Breach. Seller acknowledges that the provisions of Sections 5.10(a), (b) and (c) are reasonable and necessary to protect the interests of the Buyer Parties, that any violation of Sections 5.10(a), (b) and
(c) would result in irreparable injury to the Buyer Parties, and that damages at law would not be reasonable or adequate compensation to the Buyer Parties for a violation of such Sections. Seller further acknowledges that the Buyer Parties shall be entitled to have the provisions of Sections 5.10(a), (b) and (c) specifically enforced by preliminary injunctive relief without the necessity of proving actual damages. If the provisions of this Agreement should ever be deemed to exceed the time, geographic, product or other limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum time, geographic, product or other limitations permitted by law. In the event of a breach of Section 5.10(a), (b) or (c), the Noncompete Period shall be extended for a period equal to the period during which such breach or other violation was occurring, and had not been fully and finally cured.

        (e) Other Business. Nothing in this Section 5.10 shall prohibit Seller or its affiliates from engaging in or soliciting customers for any energy business other than the propane business.

SECTION 5.11 Registration Rights. Seller acknowledges that Buyer Parent's only obligation to register the Buyer Parent Units for resale is as set forth in the Registration Rights Agreement. Buyer Parent and Seller each acknowledge and confirm that if an exemption from registration is available, it may be conditioned upon various requirements including the time and manner of sale, the holding period for the Buyer Parent Units, and on requirements relating to Buyer Parent which are outside of Seller's control.

SECTION 5.12 Additional Insured. Prior to the Closing Date, Seller shall, or shall cause the Company Parties to, list the Buyer and each of the Company Parties as an additional insured on the environmental insurance policies set forth on Schedule 5.12, and Seller shall not take any action to remove any of the Company Parties as a named insured on Policy No. 2679090, underwritten by American International Specialty Lines Insurance Company (the "National Propane Environmental Insurance Policy"). Seller shall deliver to Buyer an insurance certificate from the insurers under each such environmental insurance policy evidencing the same. Except as set forth in Section 11.3, Seller agrees that it shall not modify, terminate or cancel such policies prior to their expiration date absent Buyer's prior written consent.

SECTION         5.13    Pre-Closing Annual and Monthly Financial Statements.

        (a) The Seller or the Company shall prepare and deliver to the Buyer copies of the unaudited consolidated balance sheets of the Company Parties, and the related statements of income and cash flows, as of the end of each month during the period from January 30, 2001 to the Closing Date (collectively, the "Pre-Closing Financial Statements"). Each of the Pre-Closing Financial Statements shall be delivered to the Buyer within 20 days of the last day of the period to which such Pre-Closing Financial Statement relates. Each of the Pre-Closing Financial Statements shall be prepared in accordance with GAAP consistently applied except as noted therein and shall fairly present in all material respects the consolidated financial position of the Company Parties taken as a whole as of the respective dates set forth therein and the results of operation and cash flows for the Company Parties for the respective fiscal period set forth therein (subject, in each case, to the absence of footnotes and, in the case of interim financial statements, normal year-end adjustments).

        (b) During the period from January 30, 2001 until the Closing Date, the Seller, upon reasonable notice by the Buyer, shall cause the Company Parties to, and the Company Parties shall, provide access to the books, records and employees of the Company Parties to the Buyer and its representatives and agents and cooperate with the Buyer, in each case at such reasonable times as may be requested by the Buyer, to allow the Buyer to prepare audited financial statements for the Company Parties of up to three years.

SECTION 5.14 Pre-Closing Employment Taxes Cooperation. From January 30, 2001 until the Closing Date, the Seller shall cause the Company and the Subsidiaries to, and the Company and the Subsidiaries shall, compile all information necessary for the distribution of, and shall distribute to the intended recipients thereof and to the Company and the Subsidiaries on or prior to the applicable due date, all required Form W-2s, 1099s and other employee and independent contractor tax forms required by law for or relating to the calendar year ended December 31, 2000 in the ordinary course of business consistent with past practices.

SECTION         5.15    Information Concerning Partnership Tax Attributes.

        (a) The Seller has caused Deloitte & Touche LLP to prepare, and has delivered to the Buyer Parties, a schedule which sets forth the following, in each case based on data included in the records of the Company Parties and used by the Company Parties in the preparation of their Tax Returns (the "Book Value and Section 704(c) Schedule"):

                (i) The aggregate book value, within the meaning of the Treasury Reg. Section 1.704-2(b)(2)(iv) rules for the maintenance of capital accounts, on December 31, 2000 of the assets of CPLP in each of the classes that are set forth on Schedule 5.15;

                (ii) The aggregate maximum amount of income and gain that could be allocated by CPLP to the Special Limited Partner on December 31, 2000 by reason of Section 704(c) of the Code as a result of the sale of all of the assets of CPLP in a class that is set forth on Schedule 5.15 and the method by which such Section 704(c) allocation is being taken into account; and

                (iii) The aggregate maximum amount of income and gain that could be allocated by CPLP to the Company on December 31, 2000 by reason of
Section 704(c) of the Code by reason of the sale of all of the assets of CPLP in a class that is set forth on Schedule 5.15 and the method by which such Section 704(c) allocation is being taken into account.

        (b) From January 30, 2001 to the Closing Date, the Seller shall cause the Company Parties and their agents, including the independent accountants of the Company Parties, to provide the Buyer Parties with access to any data used in preparing the Book Value and Section 704(c) Schedule, together with an opportunity to discuss such information with the Company Parties and their agents at such time or times as the Buyer Parties may reasonably request.

        (c) Neither the Seller nor any Company Party has knowingly misrepresented or omitted any material data provided to the independent accountants of the Company Parties for use in preparing the Book Value and
Section 704(c) Schedule, and the delivery of the Book Value and Section 704(c) Schedule to the Buyer, together with a certificate of the Seller identifying it as such, shall be deemed to constitute, for purposes of this Agreement, a representation and warranty that neither the Seller nor any Company Party has knowingly misrepresented or omitted any material data provided to the independent accountants of the Company for use in preparing the Book Value and
Section 704(c) Schedule. The Buyer Parties acknowledge and agree that no representation and warranty is or shall be made by the Seller with respect to information contained in the Book Value and Section 704(c) Schedule other than the representation and warranty described in this Section 5.15(c).

SECTION 5.16 Periodic Information Concerning Financing Arrangements. From January 30, 2001 through the Closing Date, the Buyer Parties shall keep the Seller apprised of the status of the Buyer Parties' negotiations concerning the Financing Arrangements and any actions to be taken by the Buyer at or prior to the Closing in connection with the Secured Lending Arrangements and shall furnish the Seller with drafts of the proposed agreements and instruments evidencing the Financing Arrangements and the Secured Lending Arrangements on a sufficiently regular basis to enable the Seller to complete, in a timely manner, the review of those agreements and instruments contemplated by Section 6.3(c).

SECTION 5.17 Information Provided under the National Propane Purchase Agreement. For so long as the Intercompany Note remains outstanding, the Buyer Parties shall provide the Seller with copies of all certificates, notices, and other documents provided to the Special Limited Partner under Section 5.9 of the National Propane Purchase Agreement at the same time that such certificates, notices or other documents are furnished to the Special Limited Partner.

                                   ARTICLE VI
                                   CONDITIONS

SECTION 6.1 Conditions to Each Party's Obligations. The respective obligations of each party to effect the Transactions and the other actions to be taken at the Closing shall be subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

        (a) Governmental Consents. All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior thereto from, any Governmental Entity in connection with the consummation of the Transactions shall have been made or obtained.

        (b) Third Party Consents. All Buyer Required Consents shall have been obtained.

        (c) HSR Act. The waiting period (and any extension thereof) applicable to the Transactions under the HSR Act shall have been terminated or shall have otherwise expired.

        (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction and no statute, rule or regulation of any Governmental Entity preventing the consummation of any of the Transactions shall be in effect; provided, however, that the party invoking this condition shall have used all reasonable efforts to have any such order or injunction vacated.

        (e) Deliveries. The parties shall have delivered to the party entitled thereto all of the certificates, opinions and other items set forth in
Section 1.3.

SECTION 6.2 Conditions to Obligations of Buyer Parties. The obligations of Buyer Parties to effect the Transactions and the other actions to be taken at the Closing are further subject to the satisfaction or waiver by Buyer Parties on or prior to the Closing Date of the following conditions:

        (a) Representations and Warranties. The representations and warranties of Seller contained herein that are qualified by materiality shall be true and correct as of January 30, 2001, the date hereof and the Closing Date (in each case except where such representation or warranty is expressly made only as of another specific date) and all other representations and warranties of Seller shall be true in all material respects as of January 30, 2001, the date hereof and the Closing Date (in each case except where such representation or warranty is expressly made only as of another specific date or except as otherwise contemplated by this Agreement); and Buyer shall have received at the Closing a certificate, dated the Closing Date, signed on behalf of Seller by an officer of Seller to such effect.

        (b) Performance of Obligations of Seller and Company Parties. Seller and the Company Parties shall have performed in all material respects all obligations and fulfilled all covenants required to be performed by them under this Agreement on or prior to the Closing Date, and Buyer shall have received a certificate signed on behalf of Seller by an officer of Seller to such effect.

        (c) Resignations. Buyer shall have received the written resignations of all of the directors and officers of the Company Parties and of the directors and officers of Atlantic appointed by the Company, effective in each case as of the Closing Date.

        (d) No Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred and be continuing, and Buyer shall have received a certificate of an officer of Seller to such effect.

        (e) Seller's Counsel's Opinion. Buyer shall have received the opinion of Seller's Counsel and Seller's Delaware Counsel, in the forms annexed hereto as Exhibit E-1 and E-2.

        (f) Financing. The Buyer Parties shall have received financing on terms reasonably satisfactory to the Buyer Parties in their good faith judgment in an amount or in amounts necessary to consummate the Transactions.

        (g) Payment of Long-Term Liabilities. Seller shall have assumed or otherwise paid and discharged the long-term liabilities of the Company Parties as of the Closing Date, as set forth in the balance sheet included in the Closing Date Financial Statements (other than the Permitted Long-Term Liabilities), and Buyer shall have received a certificate of an officer of Seller to such effect.

        (h) Richmond Office Lease. Seller (i) shall have assumed the obligations of the Company Parties under the Richmond Arboretum office lease, and Buyer shall have received a certificate of an officer of Seller to such effect, or (ii) shall have assigned such obligations to a third party on terms that include the release by the landlord of all obligations of the Company Parties under such lease, and the Buyer shall have received evidence of such assignment and release reasonably satisfactory to the Buyer.

        (i) Sinking Springs Terminal. The Company shall have entered into a lease with the owner of the Sinking Springs Terminal, substantially in the form of Exhibits F-1 and F-2, and containing such other terms, if any, as requested by the owner and which are reasonably satisfactory to the Buyer; such lease shall be in full force and effect and shall otherwise comply with the representations and warranties in Section 2.19(b) hereof, and the Buyer shall have received a certificate of an officer of the Seller to such effect.

        (j) Transition Services Agreement. Buyer shall have received an executed copy of a Transition Services Agreement in the form attached hereto as Exhibit G (the "Transition Services Agreement").

        (k) Buyer's Tax Counsel's Opinion. Buyer shall have received the opinion of tax counsel to the Buyer Parties ("Buyer's Tax Counsel"), in form and substance satisfactory to the Buyer.

        (l) Various Tax Matters. The Buyer shall have received the Book Value and Section 704(c) Schedule and, based on the Buyer's review thereof over a period of up to five Business Days following Buyer's receipt thereof, shall be satisfied in its sole discretion with the Book

Value and Section 704(c) Schedule and with its review of the data and information used in the preparation of that schedule in accordance with Section 5.15.

        (m) Transfer of Title to Marshfield and Mapleton. CPLP shall have transferred, to an affiliate of the Seller, title to the real property located at Marshfield, Wisconsin, and Mapleton, Iowa, that is included among the Seller Indemnified Properties set forth in Schedule 9.1(c)(iii).

SECTION 6.3 Conditions to Obligations of Seller. The obligations of Seller to effect the Transactions and the other actions to be taken at the Closing are further subject to the satisfaction or waiver by Seller on or prior to the Closing Date of the following conditions:

        (a) Representations and Warranties. The representations and warranties of the Buyer Parties contained herein that are qualified by materiality shall be true and correct as of January 30, 2001, the date hereof and the Closing Date (in each case except where such representation or warranty is expressly made only as of another specific date) and all other representations and warranties of the Buyer shall be true in all material respects as of January 30, 2001, the date hereof and the Closing Date (in each case except where such representation or warranty is expressly made only as of another specific date or except as otherwise contemplated by this Agreement); and Seller shall have received at the Closing a certificate, dated the Closing Date, signed on behalf of Buyer by an officer of Buyer to such effect.

        (b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations and fulfilled all covenants required to be performed by it under this Agreement on or prior to the Closing Date, and Seller shall have received a certificate signed on behalf of Buyer by an officer of Buyer to such effect.

        (c) Buyer Financing. The Buyer has furnished the Seller with copies of all agreements and forms of material instruments evidencing the Financing Arrangements and any actions to be taken by the Buyer before or at the Closing in connection with the Secured Lending Arrangements (the "Financing Documents"). In the event that the Financing Documents are materially revised or amended after the delivery thereof to the Seller, the Buyer shall promptly furnish the Seller with copies of such Financing Documents, as so revised or amended. Based on Seller's review thereof over a period of up to five Business Days following the date on which the Seller has received copies of the revised or amended Financing Documents, the Seller shall not have determined, in its good faith judgment based on the advice of independent counsel to the Seller, that solely as a result of the terms and conditions of the Financing Arrangements or such actions taken in connection with the Secured Lending Arrangements, there is a significant risk of a material breach of the Tax Indemnity Provisions of the National Propane Purchase Agreement. For purposes of this condition, a "significant risk" shall mean that Seller shall have determined, based on the advice of independent counsel, that there is at least a one-in-three risk that the stated result will occur. If Seller shall make the adverse determination regarding the terms and conditions of the Financing Arrangements or the Secured Lending Arrangements as provided above, Seller shall promptly send notice thereof to Buyer, and Buyer and Seller shall in good faith negotiate an adjustment to the terms and conditions of the Financing Arrangements or the actions taken in connection with the Secured Lending Arrangements to eliminate such adverse determination. If the parties are unable to negotiate a mutually acceptable adjustment, either party may terminate this Agreement in accordance with Section 8.1(c).

        (d) No Buyer Material Adverse Effect. No Buyer Material Adverse Effect shall have occurred and be continuing; and Seller shall have received a certificate of an officer of Buyer to such effect.

        (e) Opinion of Counsel to Buyer and Buyer Parent. Seller shall have received the opinions of Buyer's Counsel and of Buyer's Delaware counsel, in the forms annexed hereto as Exhibits H-1 and H-2.


                                   ARTICLE VII
                                EMPLOYEE BENEFITS

SECTION 7.1 Seller Pension Plans. Effective as of the Closing Date, Seller shall cause (i) the Company to terminate its participation in and to cease to be a participating employer of, and (ii) the employees of the Company to cease to actively participate in, all defined benefit pension plans sponsored or maintained by Seller (the "Seller Pension Plans"). On and after the Closing Date, Seller shall be solely liable and responsible for all benefits, liabilities and obligations arising under or relating to the Seller Pension Plans, the Company's termination from participation in such Plans or the cessation of benefits accruals by the Company's employees under such Plans, including any and all benefits and obligations relating to employees of the Company who were participants in such Seller Pension Plans prior to the Closing Date. For purposes of this Article VII, the term "Company" shall refer to all Company Parties and their Subsidiaries.

SECTION 7.2 401(k) Plan Benefits. Effective as of the Closing Date, Seller shall permit each Company employee or former employee who is a participant in Seller's 401(k) Plan (which is identified as such on Schedule 2.15(a)) to elect a distribution, including an eligible rollover distribution as defined in Code Section 402(c), of his account balance under Seller's 401(k) Plan (which eligible rollover distribution may, at the election of such Company employee or former employee, include promissory notes or other evidences of indebtedness with respect to outstanding loans, and may, with Buyer's consent, include other in-kind assets) from Seller's 401(k) Plan to a 401(k) plan maintained by Buyer or an affiliate of Buyer ("Buyer's 401(k) Plan"). Buyer shall cause Buyer's 401(k) Plan to accept such eligible rollover distributions from Seller's 401(k) Plan, including those with promissory notes or other evidences of indebtedness with respect to outstanding loans. To the extent necessary, Buyer and Seller each shall amend its 401(k) Plan to permit such distributions.

SECTION         7.3    Seller Welfare or Other Benefit Plans.

        (a) Effective as of the Closing Date, Seller shall cause the Company to cease to act as a participating employer in, and the employees of the Company to cease to be actively covered by and participate in, the welfare plans, fringe benefit plans and all other employee benefit plans, programs or arrangements, sponsored or maintained by Seller (the "Seller Welfare or Other

Benefit Plans"). The Company shall reverse, prior to the Closing, any accrual on the Company Financial Statements for the accrued and unpaid vacation of Company employees, and the Company shall establish, on the Closing Date Financial Statements, an accrual for the amount of the six unscheduled personal holidays earned for 2001, but not taken on or prior to the Closing Date, by Company employees under the Company's holiday policy. On the pay day for the pay period ending on the Closing Date, the Company shall pay each employee who will continue to be employed by the Company following the Closing (or whose employment will be terminated as of that date) for the amount of any accrued vacation under the Company's vacation policy that has not been taken by the employee on or prior to the Closing Date. On and after the Closing Date, Seller shall be solely liable and responsible for all other benefits, liabilities and obligations of the Seller Welfare or Other Benefit Plans, the Company's termination from participation in such Plans or the cessation of coverage of the Company's employees under such Plans, including any and all benefits or obligations thereunder relating to employees or retired or other former employees of the Company attributable to or payable on account of any event occurring on, prior to, or after the Closing Date to the extent that the amount of such benefits, liabilities and obligations have not been fully accrued and reflected in the Company Financial Statements after giving effect to the adjustments thereto as set forth in Section 1.4 and the schedule thereto.

        (b) Anything contained herein to the contrary notwithstanding, (i) Seller shall assume or retain all financial responsibility, including responsibility for the provision of employee benefits, insurance and workers compensation benefits, for any inactive employees of the Company, including employees who are on long-term disability or other paid or unpaid leave of absence (other than a leave of absence under the Company's Sick Leave Plan), until such employees return to active employment with the Company, (ii) the Company Parties shall terminate, as of the Closing Date, the employment of, and Seller shall provide severance benefits, in accordance with its policies, to, any Company employee listed on Schedule 7.3(b) and not identified by the Buyer Parties on the list of continuing employees delivered to the Seller under
Section 1.3(b)(xvii), (iii) with respect to any Seller Welfare or Other Benefit Plan that offers medical or life insurance benefits to retirees, Seller shall be solely responsible for any and all obligations and liabilities for those employees or former employees of the Company who are or at any time become entitled to receive benefits under such Plans, (iv) Seller shall be solely responsible for complying with the applicable COBRA requirements with respect to Company employees who terminated employment with the Company on or before the Closing Date, and (v) Seller shall be solely responsible for all benefits or compensation due or which becomes due to any employees or former employees of the Company under the Benefit Plans identified as "Compensation Plans" in
Schedule 2.15(a) in connection with their employment on or before the Closing Date, except to the extent that such obligations have been fully accrued and reflected as a liability in the Company Financial Statements after giving effect to the adjustments thereto in Section 1.4.

        (c) Any employee of the Company who is on a leave of absence, as of the Closing Date, under the Company's Sick Leave Plan (other than those employees listed on Schedule 7.3(b) whose employment with the Company is terminated as of the Closing Date) shall remain an employee of the Company following the Closing Date and shall be eligible for benefits, if any, under the Buyer's short-term disability plan. No later than the second anniversary of the


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

Closing Date, the Seller shall reimburse the Buyer for the amount of (i) any benefits paid under the Buyer's short-term disability plan during the six-month period following the Closing Date to any employee of the Company who was on a leave of absence under the Company's Sick Leave Plan on the Closing Date and remained on such leave of absence for more than 20 days following the Closing Date, and (ii) the amount, as determined by Buyer's insurer on an actuarial basis, of any benefits payable to such an employee under any long-term disability plan maintained by the Buyer in the event that such employee fails to return to active employment following such leave of absence and is transferred to a long-term disability plan maintained by the Buyer. The Buyer shall furnish the Seller with a reasonably detailed statement of the names and aggregate amount due to Buyer under this Section 7.3(c) at least 30 days before such amount is payable.

SECTION         7.4     Post-Closing Employee Benefits.

        (a) From and after the Closing Date, Buyer shall provide or cause to be provided to all continuing employees of the Company, including all employees of the Company identified by the Buyer Parties on the list of continuing employees delivered to the Seller under Section 1.3(b)(xvii), but excluding all other employees listed on Schedule 7.3(b), pursuant to employee benefit and compensation plans, policies or arrangements (including all compensation, bonus, fringe benefits, welfare benefits, medical, dental and other health plans, short term and long term disability pay, vacation pay, severance pay or termination pay, deferred compensation arrangements, retirement and pension benefits) maintained or contributed to by Buyer, the Company, or Buyer's other affiliates (together, the "Buyer Employee Benefit Plans"), benefits and compensation not less favorable in the aggregate than those provided by Buyer or its affiliates to other similarly situated employees of Buyer; provided, however, that Buyer shall also provide, to any continuing employee of the Company, including any employee of the Company indentified by the Buyer Parties on the list of continuing employees delivered to the Seller under Section 1.3(b)(xvii), but excluding all other employees listed on Schedule 7.3(b), whose employment with the Company is terminated on or before the first anniversary of the Closing Date, the enhanced severance benefits described in Schedule 7.4(a). From and after the Closing Date, Buyer shall provide, or cause to be provided, to employees of the Company credit for purposes of eligibility to participate, vesting or qualification or eligibility for any benefit or privilege (including vacation, sick leave and disability) based on length of service, (but not for determining accruals under a defined benefit pension plan as defined in Section 3(2) of ERISA) under Buyer Employee Benefit Plans for service with the Company performed at any time prior to the Closing, to the extent such service was recognized for such purposes under plans of like kind maintained by Seller immediately prior to the Closing Date. Nothing in this Section 7.4 shall be deemed to affect or limit the obligations of any of the Company Parties to comply, after the Closing Date, with any of their obligations under any collective bargaining agreements to which such Company Party is a party.

        (b) The Company and Buyer shall waive all limitations as to preexisting condition exclusions, waiting periods and physical examination requirements (except for physical examinations required by regulation or corporate policy with respect to drug testing or required due to the Company employee's failure to enroll within the applicable time period when first eligible for coverage) with respect to participation and coverage requirements applicable to the Company employees under any of the Buyer Employee Benefit Plans that are welfare plans, funds or programs (within the meaning of section 3(1) of ERISA) in which such Company employees may be eligible to participate after the Closing, other than exclusions or waiting periods that are already in effect with respect to such Company employees and that have not been satisfied as of the Closing Date. The Company and Buyer shall credit each Company employee (or dependent) with the amount paid during the plan year or calendar year, as applicable, in which the Closing Date occurs by such Company employee (or dependent) toward applicable deductible or out-of-pocket maximum provisions of Buyer's Employee Benefit Plans.

        (c) API shall cause the Company and each Buyer Party to credit each Company employee who continues in employment with the Company or such Buyer Party after the Closing Date with the six unscheduled personal holidays provided during 2001 under the Company's holiday policy to the extent such holidays have not been taken by such Company employee between January 1, 2001 and the Closing Date and shall either permit such Company employees to take such holidays during 2001 or shall compensate such Company employees for any such holidays which they are not permitted to take. API also shall, or shall cause the Company to, compensate any employee whose employment with the Company or any Buyer Party is terminated, for any reason, in 2001 for the amount of any holidays not taken by such employee prior to the date of termination.

SECTION 7.5 Provision of Information to Company Employees. Subject to the provisions of Section 5.1, the Seller, the Company Parties and Buyer Parties shall cooperate to provide, prior to the Closing Date, information to employees of the Company Parties concerning the status of their benefits under the Seller's benefit plans and API's benefit plans on and after the Closing Date, including their benefits under the Seller's flexible spending account plans.

SECTION 7.6 Indemnification. Seller shall indemnify and hold Buyer Parties harmless from and against any and all liabilities, claims, demands, judgments, settlements, payments, losses, costs, damages and expenses whatsoever that Buyer Parties may sustain, suffer or incur that result from, arise out of or pertain to any claims relating to the Seller Pension Plans, Seller 401(k) Plan or Seller Welfare or Other Benefit Plans or the benefits provided thereby, whether arising before, on or after the Closing Date, or to any breach of Seller's obligations under this Article VII. Buyer Parties shall indemnify and hold Seller harmless from and against any and all liabilities, claims, demands, judgments, settlements, payments, losses, costs, damages and expenses whatsoever that Seller may sustain, suffer or incur that result from, arise out of or pertain to any claims relating to the Buyer Employee Benefit Plans or the benefits provided thereby, whether arising on or after the Closing Date or to any breach of Buyer's obligations under this Article VII.


                                  ARTICLE VIII
                                   TERMINATION

SECTION 8.1 Events of Termination. Notwithstanding any other provision hereof, this Agreement may be terminated prior to the Closing Date as set forth below.

        (a) Consent. By Buyer and Seller at any time upon their mutual written agreement.

        (b) Prohibition or Restriction. By Seller or Buyer in writing, if there shall be any order, injunction or decree of any Governmental Entity which prohibits or restrains any party from consummating the Transactions, and such order, injunction or decree shall have become final and nonappealable.

        (c) Non-Occurrence. By Seller or Buyer in writing, if the Closing has not occurred on or prior to August 31, 2001, unless due to the failure of the party seeking to terminate this Agreement to materially perform each of its obligations under this Agreement required to be performed by it on or prior to the Closing Date.

SECTION 8.2 Effect of Termination. If this Agreement is terminated as permitted under Section 8.1, no party hereto (or its officers or directors) will have any liability or further obligation to any other party to this Agreement, except for (i) willful breaches of and intentional misstatements in or pursuant to this Agreement prior to the time of such termination, (ii) obligations pursuant to the last sentence of Section 5.1 hereof and any liability resulting from the breach hereof, and (iii) obligations under that certain letter agreement, dated the date hereof, regarding the Buyer Parent's financing special mandatory redemption (the "Special Redemption Side Letter"); provided, however, that the obligations of the parties in the last sentence of
Section 5.1 and Sections 5.3 and 5.7 shall survive such termination.


                                   ARTICLE IX
                                 INDEMNIFICATION

SECTION         9.1     Obligation to Indemnify.

        (a) Subject to the limitations set forth in Section 11.2(c), Seller agrees to indemnify and hold harmless the Buyer Parties, the Company Parties, and their respective directors, officers, partners, employees, agents and affiliates, and the successors and assigns of such entities and persons (collectively, the "Buyer Indemnitees") from and against all losses, liabilities, claims, costs, expenses (including reasonable attorneys' fees and expenses of outside counsel) and damages of whatsoever kind or nature (collectively, "Losses") that the Buyer Indemnitees may incur, suffer or sustain to the extent arising from or related to:

                (i) any breach of the representations and warranties of Seller contained in this Agreement (other than (A) the representations and warranties of Seller contained in Sections 2.11 (captioned "Environmental Matters"), any breach of which is governed by Section 9.1(b), (B) the representations and warranties of Seller contained in Section 2.16(a)(i) through
(vi) (captioned "Taxes"), which expire at Closing, (C) the representations and warranties of Seller contained in Section 2.16(a)(vii), (viii) and (ix), any breach of which is governed by Article XII, and (D) the representations and warranties of Seller contained in Section 10.1 (captioned "Representations and Warranties of Seller") or Section 2.18 (solely to the extent that those representations and warranties relate to any of the agreements listed in Section 2.18(a)(J), any breach of which is governed by Section 10.3); and

                (ii) any breach of any of the covenants and agreements of Seller or the Company Parties contained in this Agreement (other than the covenants set forth in Article X which are governed by Section 10.3); provided, however, that Seller shall not have any liability under clause (i) above unless the aggregate of all Losses for which Seller would, but for this proviso, be liable, exceeds on a cumulative basis an amount equal to 1% of the Purchase Price (the "Seller Indemnification Basket"), and then only to the extent of any such excess; provided further, that Seller shall not have any liability under clause (i) above for any individual breach where the Loss relating thereto is less than $50,000 and the Losses with respect to such breaches shall not be aggregated for purposes of the first proviso to this Section 9.1(a) (the "Seller Indemnification Threshold"); provided further, that neither the Seller Indemnification Basket nor the Seller Indemnification Threshold shall apply to any breach of Seller's representations, warranties and covenants concerning the Sinking Springs Terminal; provided further, that Seller shall not have any liability under Section 9.1(a) to the extent that such liability is specifically reserved for and properly accrued as a current liability in the Closing Date Financial Statements after giving effect to the adjustments thereto as set forth in Section 1.4 and the schedules to such section; provided further, that the Seller shall be obligated to indemnify the Buyer Indemnitees pursuant to this
Section 9.1(a)(i) with respect to Properties owned or matters relating to Atlantic only to the extent that such Losses arise out of the Company's 50% ownership interest in Atlantic; and provided further, that the maximum amount for which Seller shall be liable in the aggregate under Section 9.1(a)(i) shall not exceed 25% of the Purchase Price (the "Seller Indemnification Cap").


        (b) Notwithstanding the limitations set forth in Section 9.1(a) but subject to the limitations set forth in Section 11.2(c), Seller agrees to indemnify and hold harmless the Buyer Indemnitees from and against all Losses that the Buyer Indemnitees may incur, suffer or sustain to the extent arising from or related to:

                (i) any breach of the representations and warranties of Seller contained in Section 2.11 ("Environmental Matters");

                (ii) any investigation, treatment, removal, containment, monitoring or other remediation or response actions taken in response to any third party or governmental inquiry, action, claim, lawsuit, proceeding or governmental mandated remediation (A) to reduce to acceptable levels risks from concentrations of Hazardous Materials present or released on, at or under, or which are migrating from, and otherwise to bring into compliance with the Environmental Laws, any present or former property of any Company Party or Atlantic not identified on Schedule 9.1(c)(iii) where coal tar was present or had been released prior to the Closing Date (the "Unknown Coal Tar Sites") or
(B) to prevent or mitigate the presence or release of Hazardous Materials at, on or under any of the Unknown Coal Tar Sites; provided, however, that the Buyer Indemnitees shall be entitled to indemnification under this Section 9.1(b)(ii) only to the extent that the third-party or governmental inquiry, action, claim, lawsuit, proceeding or governmental mandated remediation giving rise to such Losses occurs, and notice thereof has been given to the Seller as provided in
Section 11.1(a), on or before the fourth anniversary of the Closing Date; and

                (iii) any third party or governmental inquiry, action, claim, lawsuit, proceeding or governmental mandated remediation relating to (A) compliance or noncompliance with any Environmental Laws, on or prior to the Closing Date, in connection with any of the properties of the Company Parties or Atlantic (a "Company Party or Atlantic Property"), or (B) the transportation, treatment, storage, handling or disposal of any Hazardous Materials by or on behalf of any Company Party or Atlantic, any predecessor to any Company Party or Atlantic, or any entities previously owned by any Company Party or Atlantic at or to any off-site location (an "Off-Site Location") on or prior to the Closing Date; provided, however, that the Buyer Indemnitees shall be entitled to indemnification under this Section 9.1(b)(iii) only to the extent that the third-party or governmental inquiry, action, claim, lawsuit, proceeding or governmental mandated remediation giving rise to such Losses occurs, and notice thereof has been given to the Seller as provided in Section 11.1(a), on or before the second anniversary of the Closing Date and only to the extent that such Losses exceed $100,000, per property or location, for each such Company Party or Atlantic Property or Off-Site Location;

provided further, that the Seller shall be obligated to indemnify the Buyer Indemnitees pursuant to clauses (i), (ii) and (iii) of this Section 9.1(b) with respect to Properties owned or matters relating to Atlantic only to the extent that such Losses arise out of the Company's 50% ownership interest in Atlantic; and provided further, that the maximum amount for which the Seller shall be liable, in the aggregate, under clauses (i), (ii) and (iii) of this Section 9.1(b) shall not exceed 25% of the Purchase Price (the "Seller Environmental Indemnification Cap").

        (c) Notwithstanding the limitations in Section 9.1(a) and (b) but subject to the limitations set forth in Section 11.2(c), Seller agrees to indemnify and hold harmless the Buyer Indemnitees from and against all Losses that the Buyer Indemnitees may incur, suffer or sustain, at any time, to the extent arising from or related to:

                (i) any acts or omissions of Columbia Petroleum, its direct or indirect subsidiaries or affiliates, any predecessor entity and their respective successors and assigns, whether occurring prior to, on or after the Closing Date, relating to the business, assets, operations of Columbia Petroleum, or from the sale of Columbia Petroleum to any third party;

                (ii) any Litigation (whether or not material, but otherwise as defined in Section 2.10) either (A) set forth on Schedule 9.1(c)(ii) or (B) arising out of any act or omission of Atlantic or a Company Party (other than acts or omissions giving rise to Environmental Claims, which are governed by
Section 9.1(b) or 9.1(c)(i) or (iii)), whether or not covered by insurance, including any Losses arising out of employment-related or job-related claims of former employees, contractors or agents of the Seller, any Company Party or Atlantic, provided that, in each such case, the injury or damage giving rise to such Loss occurred on or prior to the Closing Date;

                (iii) either (A) the investigation, treatment, removal, containment, monitoring or other remediation or response actions taken (I) to reduce to acceptable levels risks from concentrations of Hazardous Materials present or released on, at or under, on or prior to the Closing Date (or that may subsequently migrate from Hazardous Materials present or released on, at or under, on or prior to the Closing Date) and otherwise to bring into compliance with the

Environmental Laws, as of the Closing Date, any of the properties set forth on Schedule 9.1(c)(iii) (the "Seller Indemnified Properties"), or (II) to prevent or mitigate the presence or release of Hazardous Materials that were at, on or under any of the Seller Indemnified Properties on or prior to the Closing Date, or (B) any third party or governmental inquiry, action, claim, lawsuit, proceeding or governmentally mandated remediation relating to (I) compliance or noncompliance with any Environmental Laws, on or prior to the Closing Date, in connection with any of the Seller Indemnified Properties, or (II) the transportation, treatment, storage, handling or disposal of any Hazardous Materials, on or prior to the Closing Date, by or on behalf of any Company Party or Atlantic, any predecessor to any Company Party or Atlantic, or any entities previously owned by any Company Party or Atlantic at or to any Off-Site Location from any of the Seller Indemnified Properties transferred to the Seller or an affiliate of the Seller pursuant to Section 1.1(d) or (j);

                (iv) any matters for which Seller is responsible, or for which Seller has agreed to indemnify Buyer Parties, in each case pursuant to
Article VII and specifically Section 7.6; and

                (v) any liability arising out of the assets and liabilities of CPLP and the Company, respectively, that are to be distributed to the Seller or an affiliate of Seller pursuant to Sections 1.1(d) and 1.1(j), not including any Seller Indemnified Properties, for which the Seller's indemnification obligations are set forth in Section 9.1(c)(iii).

        (d) Subject to the limitations set forth in Section 11.2(c), Buyer Parties severally agree to indemnify and hold harmless Seller, its directors, officers, partners, employees, agents and affiliates, and the successors and assigns of such entities and persons (collectively, the "Seller Indemnitees") from and against all Losses that the Seller Indemnitees may incur, suffer or sustain to the extent arising from or related to:

                (i) any breach of the representations and warranties of the Buyer Parties contained in this Agreement (other than the representations and warranties set forth in Section 10.2 (captioned "Representations, Warranties and Covenants of the Buyer Parties"), which are governed by Section 10.3); or

                (ii) any breach of any of the covenants, obligations and agreements of the Buyer Parties contained in this Agreement (other than the covenants set forth in Article X which are governed by Section 10.3);

provided, however, that the Buyer Parties shall not have any liability under clause (i) above unless the aggregate of all Losses for which the Buyer Parties would, but for this proviso, be liable, exceeds on a cumulative basis an amount equal to 1% of the Purchase Price (the "Buyer Indemnification Basket"), and then only to the extent of any such excess; provided further, that the Buyer Parties shall not have any liability under clause (i) above for any individual breach where the Loss relating thereto is less than $50,000 and the Losses with respect to such breaches shall not be aggregated for purposes of the first proviso to this Section 9.1(d) (the "Buyer Indemnification Threshold"); and provided further, that the maximum amount for which the Buyer Parties shall be liable in the aggregate under Section 9.1(d)(i) shall not exceed 25% of the Purchase Price (the "Buyer Indemnification Cap").

        (e) Notwithstanding the limitations in Section 9.1(d) but subject to the limitations set forth in Section 11.2(c), Buyer Parties agree to indemnify and hold harmless the Seller Indemnitees from and against all Losses that the Seller Indemnitees may incur, suffer or sustain, at any time, to the extent arising from or related to any matters for which the Buyer Parties are responsible, or for which the Buyer Parties have agreed to indemnify the Seller pursuant to Article VII and specifically Section 7.6.

SECTION 9.2 Control of Remediation of Company Party Properties for Which Seller Is Providing Indemnification. Seller shall have the right to control the remediation of (i) any of the Seller Indemnified Properties or (ii) any Unknown Coal Tar Sites or other Company Party or Atlantic Properties with respect to which Buyer has given notice of a Third Party Claim pursuant to
Section 11.1(a) and Seller has elected to assume the defense pursuant to Section 11.1(b). In the event that the property to be remediated is owned by a Company Party or Atlantic or used by a Company Party or Atlantic in the conduct of its business, Seller and Buyer Parties agree as follows:

        (a) The development, planning, administration and performance of the remediation, including but not limited to the development and execution of plans and selection of contractors, shall be at Seller's sole and exclusive direction and discretion, subject to the Seller's compliance with the provisions of this
Section 9.2. Seller shall provide the Buyer on a reasonably current basis copies of all site assessment work plans and reports which are filed with any governmental authority in connection with any such remediation (the "Site Remediation Work Plans").

        (b) Seller shall use reasonable commercial efforts to conduct the remediation in a manner that does not unduly interfere with the conduct of the business of the Company Parties or Atlantic. Seller shall be responsible for ensuring that its employees, agents and representatives perform all remediation work in accordance with the applicable Site Remediation Work Plan and any and all applicable required federal, state and local laws and shall obtain all required permits, licenses or governmental approvals in connection with such remediation. All remediation work shall be conducted by personnel qualified to perform the work and in accordance with accepted practices. Seller or the independent contractor performing the remediation work shall maintain general liability and workers' compensation insurance in customary amounts and, upon the request of the Buyer Parties, shall furnish Buyer Parties with proof of such coverage prior to beginning the remediation. Seller shall be liable to Buyer Parties for any Losses incurred by Buyer Parties as the result of any claims for personal injury (including workers' compensation claims) or property damage arising out of the performance of the remediation work by Seller or its agents, including any independent contractor engaged by Seller.

        (c) Upon Seller's request, the Buyer Parties shall grant, or cause the Company Parties and Atlantic to grant, access to the Seller and its employees, agents, independent contractors, subcontractors or representatives (the "Seller Representatives") to the property to be remediated during commercially reasonable hours for the purpose of conducting the remediation in accordance with the Site Remediation Work Plans. Buyer Parties shall use commercially reasonable efforts not to interfere with or otherwise impede, nor shall Buyer Parties cause or permit any person within their control to interfere with or otherwise impede, Seller's access to


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

the property to be remediated or the execution of the remediation project. Buyer Parties shall be liable to Seller for any Losses incurred by Seller as a result of the Buyer Parties' breach of the provisions of this Section 9.2(c), including any refusal by the Buyer Parties, the Company Parties, or Atlantic to grant the Seller and Seller Representatives access to the property in a manner sufficient to enable the Seller to complete the remediation in a timely manner and in accordance with the requirements of any governmentally mandated or court-ordered remediation or the terms and conditions of any agreement with a third party providing for such remediation.

        (d) Seller, its agents, employees and contractors, shall have the right to use, store and maintain on the property to be remediated machinery and equipment necessary or appropriate for execution of the remediation until such time as the remediation is completed, provided that any machinery and equipment stored on the property is stored in a manner which does not unreasonably interfere with the conduct of the business of the Company Parties or Atlantic. Buyer shall not use, remove or otherwise disturb, nor shall Buyer Parties cause or permit any person within its control to use, remove or otherwise disturb such machinery or equipment while stored at the property. Subject to the preceding sentence, Seller shall bear the risk of loss related to, and assume and indemnify the Buyer Parties against, any loss or other damage to any machinery or equipment stored on such property.

        (e) Upon Seller's request, Buyer Parties shall make available to Seller access to utilities, including water and electricity, and Seller shall either arrange to have its use of the utilities separately metered or shall reimburse the Buyer Parties for such amount as Buyer Parties and Seller shall agree represents the portion of utilities charges attributable to Seller's use of utility services in connection with the remediation.

        (f) Upon completion of the remediation project, Seller shall use reasonable commercial efforts to restore to its pre-work condition any Company Party or Atlantic Property then held or used by the Buyer or a Company Party consistent with the Site Remediation Work Plan. Buyer Parties acknowledge and agree that, at the completion of the remediation project certain restrictions or limitations may be placed on the current and future use of the real property affected by the remediation, and the Buyer Parties consent to the placement of any such limitations or restrictions, provided that such limitations or restrictions do not materially interfere with or deprive the Buyer Parties of the reasonable use of the property as a propane distribution facility. Seller shall provide the Buyer Parties with a copy of all reports produced, or the analysis of any samples taken, in connection with the remediation.


                                    ARTICLE X
                       NATIONAL PROPANE PURCHASE AGREEMENT

SECTION 10.1 Representations and Warranties of the Seller. Seller represents and warrants that the copy of the National Propane Purchase Agreement provided by the Seller to the Buyer Parties and attached as Schedule 10.1 (i) is the complete agreement, (ii) is in full force and effect according to its terms and has not been amended, either orally or in writing, nor has any provision of the same been waived, (iii) assuming it is enforceable against Triarc, the Special


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

Limited Partner, and National Propane SGP, Inc., is enforceable against, and constitutes the valid and binding agreement of, the Company Parties executing the same, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Company Parties have complied in all material respects with the terms and conditions of the National Propane Purchase Agreement prior to the Closing. No material breach or default by any Company Party (or event that, with notice, lapse of time, or both, would constitute a material breach or default by any Company Party) has occurred under the National Propane Purchase Agreement prior to the Closing.

SECTION         10.2    Representations, Warranties and Covenants of the Buyer
Parties.

        (a) The Buyer Parties acknowledge and confirm that (i) they have received a copy, certified by Seller to be true and complete, of the National Propane Purchase Agreement, and (ii) they have read and are familiar with, and understand the effect and import of the National Propane Purchase Agreement, including the last paragraph of Section 5.2, Section 5.9, and Section 5.14 (as defined in Section 9.1(c) of the National Propane Purchase Agreement, the "Tax Indemnity Provisions") and Section 9.1(c) and Section 9.2(a) of such Agreement. Each of the Buyer Parties acknowledges and agrees that, following the Closing, the Company Parties that are parties to the National Propane Purchase Agreement shall continue to be bound by all of their obligations under the National Propane Purchase Agreement.

        (b) Each of the Buyer Parties hereby agrees that, from and after the Closing Date and until such time as the Company or any of the Company Parties is no longer bound by any of the Tax Indemnity Provisions of the National Propane Purchase Agreement, it will cause the Company Parties to conduct their business and take, or refrain from taking, any and all actions necessary and/or required to perform their obligations under the National Propane Purchase Agreement and not to breach materially any of the covenants or agreements contained therein, including any of the Tax Indemnity Provisions of the National Propane Purchase Agreement.

        (c) Effective upon the consummation of the Principal Closing Transactions, the Buyer shall enter into an agreement, in the form of Exhibit I, pursuant to which the Buyer will guarantee that the Company has adequate cash resources to meet its payment obligations, if any, under the National Propane Purchase Agreement (the "Buyer Keep Well Agreement").

SECTION         10.3    Indemnification.

        (a) Seller's Indemnification. Subject to the limitations set forth in Section 11.2(c), Seller agrees to indemnify and hold harmless the Buyer Indemnitees from and against all Losses that the Buyer Indemnitees may incur, suffer or sustain pursuant to the National Propane Purchase Agreement, the CPLP Partnership Agreement, the Intercompany Loan Agreement or applicable Delaware partnership law or arising out of any other claim asserted by Triarc or the Special Limited Partner to the extent arising from or related to any acts or omissions of the

Seller, the Company Parties or any of their affiliates prior to the consummation, on the Closing Date, of any of the Principal Closing Transactions.

        (b)     Buyer's Indemnification. Subject to the limitations set forth in
Section 11.2(c), Buyer Parties severally agree to indemnify and hold harmless the Seller Indemnitees from and against all Losses that the Seller Indemnitees may incur, suffer or sustain pursuant to the National Propane Purchase Agreement, the CPLP Partnership Agreement, the Intercompany Loan Agreement or applicable Delaware partnership law or arising out of any other claim asserted by Triarc or the Special Limited Partner to the extent arising from or related to any acts or omissions of the Buyer Parties, the Company Parties or any of their affiliates after the consummation, on the Closing Date, of all of the Principal Closing Transactions.

        (c) Seller's and Buyer Parties' Cross Indemnification. The Buyer Parties, on one hand, and the Seller, on the other hand, intend and believe that the consummation of the Principal Closing Transactions will not result in any material liability or obligations under the Tax Indemnity Provisions or any other provisions of the National Propane Purchase Agreement, the CPLP Partnership Agreement, the Intercompany Note, the Intercompany Loan Agreement or applicable Delaware partnership law. However, if the parties' intention and belief is incorrect and any of the Principal Closing Transactions occurring on the Closing Date results in or gives rise to a legal or equitable claim by Triarc or the Special Limited Partner on any grounds or alleged grounds, including but not limited to any of the grounds set forth in the preceding sentence (each a "Triarc Claim"), then subject to the limitations set forth in
Section 11.2(c), any Losses sustained by the Seller Indemnitees and the Company Parties (including their respective directors, officers, partners, employees, agents and affiliates and the successors and assigns of such entities and persons), on the one hand, or by the Buyer Indemnitees, on the other hand, as the result of such Triarc Claims shall be apportioned between the Seller, on one hand, and the Buyer Parties, on the other hand, with (x) the Seller bearing 66.67%, and the Buyer Parties jointly and severally bearing 33.33%, of the first $3 million of such Losses, and (y) the Buyer Parties jointly and severally bearing 66.67%, and the Seller bearing 33.33%, of any Losses in excess of $3 million. For purposes of this Section 10.3(c), the term "Losses" shall not include attorneys' fees or any losses, liabilities or obligations incurred by the Buyer or CPH following the Closing for any adjustment to the percentage interests of the Buyer, CPH or the Special Limited Partner under the CPLP Partnership Agreement pursuant to Section 6 of the Capital Contribution Agreement.

        (d) Absence of Certain Limitations on Indemnification Obligations. The indemnification obligations of the Seller under this Section 10.3 shall not be subject to the Seller Indemnification Cap, the Seller Indemnification Basket, or the Seller Indemnification Threshold, and the indemnification obligations of the Buyer under this Section 10.3 shall not be subject to the Buyer Indemnification Cap, the Buyer Indemnification Basket, or the Buyer Indemnification Threshold.

        (e) Effect of Buyer Keep Well Agreement and Seller Guaranty. The Buyer Parties acknowledge that the Seller has entered into a guaranty, dated April 5, 1999, in favor of the Special Limited Partner, guaranteeing the obligations of the Company Parties pursuant to the Tax Indemnity Provisions of the National Propane Purchase Agreement (including any replacement

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

guarantee of the Seller's parent corporation that may, from time to time, be in effect, the "Seller Guaranty"). The Seller acknowledges and agrees that the Buyer Parties may seek indemnification from the Seller, pursuant to Sections 9.1(a), (b) and (c) and 10.3(a) and (c) of this Agreement, for any amounts paid under the Buyer Keep Well Agreement for Losses for which the Buyer Parties are entitled to indemnification under such provisions, and the Buyer Parties acknowledge and agree that the Seller may seek indemnification from the Buyer Parties, pursuant to Sections 9.1(d) and 10.3(b) and (c) of this Agreement, for any amounts paid under the Seller Guaranty for Losses for which the Seller is entitled to indemnification under such provisions.


                                   ARTICLE XI
                           INDEMNIFICATION PROCEDURES;
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                               EFFECT OF INSURANCE

SECTION         11.1    Indemnification Procedures.

        (a) The party seeking indemnification under Sections 9.1 or 10.3 of this Agreement (the "Indemnified Party") agrees to give the party from which such indemnification is sought (the "Indemnifying Party") notice in writing of the assertion of any claim or demand made by, or an action, proceeding or investigation instituted by, any person not a party to this Agreement (a "Third Party Claim") in respect of which indemnity may be sought under such Section promptly after such Indemnified Party learns of the Third Party Claim; provided, however, that failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five calendar days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

        (b) If a Third Party Claim is made against an Indemnified Party for which indemnification may be sought under Sections 9.1 or 10.3(a) or (b), the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not as long as it conducts such defense be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnified Party shall have not yet given notice of the Third Party Claim as provided above). If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, all of the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent. All pending Litigation set forth on Schedule 9.1(c)(ii) with respect to which the Seller has agreed to indemnify the Buyer Indemnitees pursuant to Section 9.1(c)(ii)(A) of this Agreement shall be deemed to constitute Third Party Claims for which the Seller has elected to assume the defense pursuant to this Section 11.1(b), and the defense or prosecution of such Litigation shall be subject to the terms and provisions of this Section 11.1(b).

        (c) If a Third Party Claim is made against an Indemnified Party for which indemnification may be sought from the other party under Section 10.3(c), the following procedures shall apply:

                (i) If the Third Party Claim results from a Contest, the defense of such Third Party Claim shall be controlled by the party that has the right to control the Contest from which such Third Party Claim results, in each case as determined pursuant to Section 12.5(b) of this Agreement. Notwithstanding any other provision in this Section 11.1(c)(i), neither the Buyer Parties, on the one hand, nor the Seller, on the other hand, shall undertake any defense of a Third Party Claim resulting from a Contest for which indemnification may be sought under Section 10.3(c) unless the controlling party shall have obtained, on behalf of both the controlling party and the non-controlling party, an opinion of independent counsel selected by the controlling party to the effect that a reasonable basis (within the meaning of Section 6662(d)(2)(B)(ii)(II) of the Code) exists for pursuing such contest.

                (ii) If such Third Party Claim does not result from a Contest, the defense of any such Third Party Claim (A) asserted against the Seller shall be controlled by the Seller, (B) asserted against the Buyer Parties shall be controlled by the Buyer Parties, or (C) asserted against the Company Parties at any time, either before or after the Closing, shall follow the ownership of the Company Parties and shall be controlled by the Seller prior to the Closing and by the Buyer Parties following the Closing.

                (iii) The Seller, on the one hand, and the Buyer Parties, on the other hand, shall each employ their own counsel, at their own expense, to conduct the defense of any Third Party Claim that the Seller or the Buyer Parties, respectively, have the right to control pursuant to this Section 11.1(c). The non-controlling party shall have the right to participate in the defense of any Third Party Claim against the Company Parties for which indemnification may be sought against such non-controlling party pursuant to
Section 10.3(c) and to employ counsel, at its own expense, separate from the counsel employed by the controlling party, it being understood that such participation shall not constitute control of the defense of such Third Party Claim.


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

                (iv) No party shall be entitled to settle any dispute governed by this Section 11.1(c) without first obtaining the written consent of the other parties, which written consent shall not be unreasonably withheld.

                (v) The Seller, the Buyer Parties and the Company Parties, as applicable, shall enter into a joint defense agreement in connection with any Third Party Claim for which indemnification may be sought under Section 10.3(c) and shall conduct the defense of such Third Party Claim in accordance with the terms and conditions of such agreement. The Seller and the Buyer Parties shall cooperate and provide each other with such information as either of them or their respective affiliates may reasonably request of the other in conducting the defense of any such Third Party Claim. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by taxing authorities and of any correspondence or other documents relating to such Third Party Claim. Each party and its affiliates shall make its employees and agents available on a basis mutually convenient to both parties to provide explanations of any information or documents provided hereunder.

        (d) The indemnification procedures set forth in this Section 11.1 shall not apply to the rights to indemnification contained in Section 12.1, which are governed by the provisions of Article XII.

SECTION         11.2    Survival; Termination; Insurance; Claims against Third
Parties.

        (a) The representations and warranties set forth in Section 2.16 (captioned "Taxes"), other than the representations set forth in Section 2.16(a)(vii), (viii) and (ix), shall not survive the Closing. The representations and warranties in Section 10.1 (captioned "Representations and Warranties of the Seller") and 10.2 (captioned "Representations, Warranties and Covenants of the Buyer Parties") shall survive the Closing and shall remain in effect for so long as the Tax Indemnity Provisions of the National Propane Purchase Agreement remain in effect. The representations and warranties set forth in Section 2.16(a)(vii), (viii), and (ix) shall survive the Closing and shall remain in effect until the expiration of the applicable statute of limitations period for the payment of Taxes. The representations and warranties in Section 2.11 (captioned "Environmental Matters") shall survive the Closing but shall terminate and expire at the close of business on the second anniversary of the Closing Date. All other representations and warranties contained in this Agreement (including the representation and warranty made by the Seller pursuant to Section 5.15(c)) shall survive the Closing but shall terminate and expire at the close of business on the date that is 18 months after the Closing Date. All covenants and agreements contained in this Agreement shall be perpetual, unless otherwise specified.

        (b) The indemnities provided in this Agreement shall survive the Closing and shall be perpetual; provided, however, that the indemnities provided under Sections 9.1(a)(i), 9.1(b)(i) and 9.1(d)(i) shall terminate when the applicable representation or warranty terminates and the indemnities set forth in Section 9.1(b)(ii) and (iii) shall terminate, in accordance with their terms, on the fourth and second anniversary, respectively, of the Closing Date, except as to any item as to which the person to be indemnified shall have, before the expiration of the applicable indemnification period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the Indemnifying Party in accordance with Section 11.1(a). After the Closing, the indemnities provided in
Section 9.1, Section 10.3, and Article XII shall be the sole and exclusive remedy at law or in equity for any breach of representation, warranty, covenant or agreement or other claim arising out of this Agreement or the Transactions, other than a breach of the covenants contained in Sections 5.8 and 5.10 with respect to which injunctive relief may be sought.

        (c) The amount of any Losses for which indemnification is provided under this Agreement shall be (i) reduced by any amounts recovered or recoverable by the Indemnified Party under insurance policies with respect to such Losses, including any of the environmental insurance policies identified on
Schedule 5.12, (ii) increased to take account of any Tax cost incurred (grossed up for such increase) by the Indemnified Party arising from the receipt of indemnity payments hereunder and (iii) reduced to take account of any Tax benefit realized by the Indemnified Party arising from the incurrence or payment of any such Losses. Such Tax cost or Tax benefit, as the case may be, shall be computed for any year using the Indemnified Party's actual Tax liability with and without (i) the receipt of any indemnification payments made pursuant to this Agreement and (ii) the incurrence or payment of any Losses for which indemnification is provided under this Agreement in such year. In the event that the Indemnified Party actually realizes a Tax cost or Tax benefit for a year(s) subsequent to the year in which the indemnity payment is made, the Indemnifying Party shall pay the amount of such Tax cost or the Indemnified Party shall pay the amount of such Tax benefit, as the case may be, in such subsequent year(s).

        (d) Upon Seller's request and at Seller's cost and expense, the Buyer Parties shall cause the Company Parties to assert any claim that the Company Parties may have against any third party for Losses arising out of the Seller Indemnified Properties, unless the Buyer Parties shall have reasonably determined, in their good faith judgment, that the assertion of such a claim would have an adverse effect on the business or operations of the Company Parties for which adequate indemnification would not be available under Section 9.1(c)(iii). The Seller shall indemnify the Buyer Indemnitees for any Losses incurred by the Buyer Indemnitees arising out of the assertion of such a claim, including any Losses arising out of any cross-claims or counterclaims asserted against the Company Parties to the extent that such cross-claims or counterclaims arise out of acts or omissions of the Company Parties or their predecessors prior to the Closing or any actions taken by the Buyer Parties or the Company Parties at the Seller's request under this Section 11.2(d). If a Company Party has retained, at Closing, the Seller Indemnified Property with respect to which such a claim is asserted, the amount of the Losses for which the Buyer Indemnitees are entitled to indemnification under this Agreement shall be reduced by the amount of the net after-tax proceeds recovered by the Company Party as a result of such claim. If the Company Parties have transferred to the Seller or an affiliate of the Seller, pursuant to Section 1.1(d) or (j) of this Agreement, the Seller Indemnified Property with respect to which such a claim is asserted, the Company Party asserting the claim for the benefit of the Seller or an affiliate of the Seller shall either (i) assign such claim to the Seller or,
(ii) in the event that the claim is not assignable, assign to the Seller or such affiliate of the Seller, the net after-tax proceeds of such claim.


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


SECTION 11.3 Environmental Insurance. Seller and Buyer shall cooperate to ensure the continuity of insurance coverage under the environmental policies set forth on Schedule 5.12. Without limitation of the foregoing, the Seller and the Buyer agree that Seller may, at Seller's expense, take such action as may be necessary to effect the following changes to the policies set forth on Schedule 5.12: (i) include the Seller as a named insured under each environmental policy set forth in Schedule 5.12; (ii) include the Seller's indemnification obligations to the Buyer Indemnitees under this Agreement as an "insured contract" under the National Propane Environmental Insurance Policy;
(iii) eliminate from coverage under the National Propane Environmental Insurance Policy liabilities arising from acts or omissions of the Company Parties or the Buyer Parties after the Closing; and (iv) eliminate any of the Company Parties as a named insured on one or more of the environmental insurance policies set forth in Schedule 5.12 which relate solely to the Seller Indemnified Properties if the Seller should determine that such elimination is appropriate; provided, however, in no event shall part (iv) hereof apply to the National Propane Environmental Insurance Policy. Buyer shall bear the cost associated with transferring the National Propane Environmental Insurance Policy to the extent any change of ownership resulting from the Transactions is determined to be an assignment of such policy, except to the extent that such cost arises out of the transfer to the Seller of any coal tar site included in the Seller Indemnified Properties, which cost shall be borne by Seller. Seller and Buyer agree to cooperate in making and prosecuting claims against the insurance policies of Seller and the Company Parties in effect prior to the Closing Date that may provide coverage for any Losses, regardless of the party entitled to indemnification hereunder.


                                   ARTICLE XII
                                   TAX MATTERS

SECTION         12.1    Tax Indemnity.

        (a) Seller agrees to indemnify and hold harmless the Buyer Indemnitees from and against the following Taxes (except for the Buyer Indemnitees' share of the Taxes referred to in Section 12.8 or to the extent reflected in the Closing Date Financial Statements) and, except as otherwise provided in Section 12.5 and 12.9(d), against any costs or expenses (including reasonable attorneys fees and expenses of outside counsel) incurred in contesting such Taxes ("Contest Expenses"): (i) all Taxes imposed on the Company Parties with respect to Taxable periods of such person ending on or before the Closing Date, including all income, gains and other amounts earned or realized by the Company Parties through the Closing Date, all of which shall be included in the Seller's tax returns or in tax returns of consolidated or combined groups of which Seller is a member, (ii) the Company's proportionate share, based on its ownership interest in Atlantic, of all Taxes imposed on Atlantic with respect to Taxable periods of Atlantic ending on or before the Closing Date, including all income, gains and other amounts earned or realized by Atlantic through the Closing Date, (iii) all Taxes, if any, that would not otherwise have been payable by the Company or CPH in a period that ends after the Closing Date if the items of income, gain, loss and deduction that would be allocated to the general partnership interest in CPLP that is held by CPH for the period ended at the end of the Closing Date under the "closing of the books" method were excluded from the income of CPH, (iv) with respect to


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
Taxable periods beginning on or before the Closing Date and ending after the Closing Date, all Taxes imposed on the Company Parties or the Company's proportionate share, based on its ownership interest in Atlantic, of all Taxes imposed on Atlantic, in each case which are allocable, pursuant to Section 12.1(c), to the portion of such period ending on the Closing Date, and (v) all Taxes, if any, payable by the Company Parties or the Company's proportionate share, based on its ownership interest, of all Taxes payable by Atlantic after the Closing Date arising from or related to a breach of the representations and warranties of the Seller in Section 2.16(a)(vii), (viii) and (ix) and that would not otherwise have been payable by the Company Parties or Atlantic. The obligations of the Seller under this Section 12.1 shall not be subject to the Seller Indemnification Cap, the Seller Indemnification Basket or the Seller Indemnification Threshold, but shall be subject to Section 12.9(d).

        (b) The Buyer Parties agree jointly and severally to indemnify and hold harmless the Seller Indemnitees for (i) all Taxes and associated expenses not allocated to Seller pursuant to clauses (i), (ii) and (iii) of Section 12.1(a) (except as otherwise provided herein) and (ii) any obligation of Seller arising from or relating to any act or failure to act by any Company Party, Atlantic, or any Buyer Party or any affiliate, successor or assignee of any of them occurring after the Closing Date. The obligations of the Buyer Parties under this Section 12.1 shall not be subject to the Buyer Indemnification Cap, the Buyer Indemnification Basket or the Buyer Indemnification Threshold.

        (c) In the case of Taxes that are payable with respect to a Taxable period that begins on or before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall be:

                (i) in the case of Taxes that are either (A) based upon or related to income or receipts, or (B) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement, as provided under Section 12.8), deemed equal to the amount which would be payable if the Taxable period ended with the Closing Date; and

                (ii) in the case of Taxes imposed on a periodic basis with respect to the assets of any Company Party or Atlantic, or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period.

        (d) For purposes of this Article XII, the term "Closing Date" means the day on which the Principal Closing Transactions are consummated.

SECTION         12.2    Returns and Payments.

        (a) Seller shall prepare and file or otherwise furnish in proper form to the appropriate taxing authority (or cause to be prepared and filed or so furnished) in a timely manner all Tax


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

Returns relating to the Company Parties (i) that are due on or before the Closing Date and (ii) that relate to any period through the Closing Date, and pay or cause to be paid all Taxes shown as due thereon (and the Buyer Parties shall do the same, including making or causing to be made payments shown as due, with respect to any Tax Return for the Company Parties due after the Closing
Date). Tax Returns of the Company Parties not yet filed for any Taxable period that begins before the Closing Date shall be prepared in a manner consistent with past practices employed with respect to the Company Parties (except to the extent counsel for Seller or counsel for the Company renders a legal opinion that there is no reasonable basis in law therefor or determines that a Tax return cannot be so prepared and filed without being subject to penalties). With respect to any Tax Return required to be filed by Buyer or Seller with respect to the Company Parties and as to which an amount of Tax is allocable to the other party under Section 12.1(c), the filing party shall provide the other party and its authorized representatives with a copy of such completed Tax Return and a statement certifying the amount of Tax shown on such Tax Return that is allocable to such other party pursuant to Section 12.1(c) (the "Tax Allocation Statement"), together with appropriate supporting information and schedules at least 45 days (or such other time period as is agreed by the parties, such agreement not to be unreasonably withheld) prior to the due date (including any extension thereof) for the filing of such Tax Return, and such other party and its authorized representatives shall have the right to review and comment on such Tax Return and Tax Allocation Statement prior to the filing of such Tax Return. If after such review, the reviewing party disagrees with any item on such Tax Return or Tax Allocation Statement and the parties cannot agree as to the appropriate treatment or calculation thereof, the issue in dispute shall be reviewed by an independent nationally recognized accounting firm (the "Tax Referee") agreed to by the parties. If the parties are unable to agree upon an independent nationally recognized accounting firm, Buyer and Seller shall each have the right to request that the American Arbitration Association appoint such a firm (provided that such firm has not performed any services for any party with respect to the Transactions and is not the customary Tax advisor to any party). Each party agrees to execute, if requested by the Tax Referee, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Tax Referee shall be borne pro rata by Seller and Buyer in proportion to the allocation of the dollar amount of the items as to which there is a disagreement between Seller and Buyer made by the Tax Referee such that the prevailing party pays a lesser proportion of the fees and expenses. The Tax Referee shall determine in accordance with the terms of this paragraph the appropriate treatment or calculation of any items as to which there is a disagreement. The findings of the Tax Referee shall be binding on all parties, and the Tax Return shall be completed and filed in a manner consistent with such findings. Any amounts allocated to the non-filing party on the Tax Allocation Statement shall be paid to the filing party in accordance with the provisions of Section 12.6 hereof.

        (b) Seller and Buyer agree to report the Transactions and file all Tax Returns in a manner consistent with the obligations imposed by the National Propane Purchase Agreement upon the Company Parties.

        (c) CPLP shall divide the items of income, gain, loss and deduction that are allocated to the CPLP Limited Partnership Interest between the Company and Buyer for the CPLP taxable


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

year in which the Closing occurs by closing the books of CPLP at the end of the day on which the Closing occurs.

SECTION 12.3 Tax Benefits. Any indemnifiable Tax Losses payable by an indemnifying party under this Article XII shall be reduced by the present value of (a) any benefit that was (or will) be realized by the indemnified party, or any affiliate thereof, resulting from any refund, credit or reduction in otherwise required Tax payments (including any interest payable thereon) attributable to any item that generated or that relates to the indemnified Tax Losses and (b) any Tax savings (including any refund, credit or other Tax reduction) attributable to the deductibility of the indemnified party's or its affiliate's payment of any Tax Losses for which it receives an indemnification payment. Such present value shall be computed as of the first date on which the right to the refund, credit or other Tax reduction arises or otherwise becomes available to be utilized (i) using the maximum marginal rate of the relevant Tax payable by the indemnified party for any Tax year in which such savings or refund were or will be available after first reflecting all other items of income, gain, deduction, loss or credit for such period, and (ii) using a discount rate of 5.5% per annum. To the extent that the parties cannot agree whether any Tax savings exists (or will be realized) or on the appropriate treatment of any Tax savings, such disagreement shall be resolved by the Tax Referee (selected, and all fees and expenses related thereto borne by the parties, in a manner consistent with that provided in Section 12.2). Seller shall be entitled to the benefit of any indemnification right or payment (including any insurance or similar payment), other than an indemnification payment made pursuant to this Agreement, available to or received by Buyer, the Company Parties, or any affiliate of either, in connection with a Tax loss for which Seller has an obligation to indemnify Buyer.

SECTION 12.4 Tax Refunds. Any Tax refund (including any interest with respect thereto) relating to the Company Parties for Taxes paid for any Taxable period or portion thereof prior to the Closing Date shall be: (a) the property of Seller, and if received by Buyer or the Company Parties shall be paid over promptly to Seller, to the extent it was not included as an asset in the Closing Date Financial Statements and relates solely to a tax period ending on or before the Closing Date, or (b) the property of the Buyer, and if received by Seller or any of its affiliates shall be paid over promptly to the Buyer, in all other cases.

SECTION         12.5    Contests.

        (a) After the Closing, Buyer shall promptly notify Seller in writing of the commencement of any Tax audit or administrative or judicial proceeding or of any demand or claim on Buyer, Atlantic or the Company Parties which, if determined adversely to the taxpayer, would be grounds for indemnification under this Article XII. Such notice shall contain factual information (to the extent known to Buyer, Atlantic or any Company Party) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any taxing authority in respect of any such asserted Tax liability. If Buyer fails to give Seller prompt notice of an asserted Tax liability as required by this Section 12.5, then (i) if Seller is precluded by the failure to give prompt notice from contesting the asserted Tax liability in either the administrative or the judicial forum, then Seller shall not have any obligation to indemnify for any Tax or Contest Expense arising out of such asserted Tax


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
liability, and (ii) if Seller is not so precluded from contesting but such failure to give prompt notice results in a detriment to Seller, then any amount which Seller is otherwise required to pay Buyer pursuant to Section 12.1 with respect to such liability shall be reduced by the amount of such detriment, if calculable.

        (b) Prior to the Closing Date, Seller shall control any audit, claim for refund or administrative or judicial proceeding involving any asserted Tax liability (any such audit, claim for refund or proceeding relating to an asserted Tax liability is referred to herein as a "Contest"). After the Closing Date, in the case of a Contest that relates to a Tax Return (or any item relating thereto or reported thereon) for a Taxable period ending on or before the Closing Date, Seller shall at its expense undertake and control the conduct of such Contest, and for all Taxable periods straddling or beginning on the day after the Closing Date, Buyer shall control such Contests; provided, however, that Buyer shall control a contest solely as to any portion of the Tax Return of CPLP for the taxable year ending on the Closing Date, the resolution of which could cause a payment to be made to Triarc pursuant to the Tax Indemnity Provisions of the National Propane Purchase Agreement. If Seller does not assume the defense of any such Contest for a Taxable period ending on or before the Closing Date, Buyer may defend the same in such manner as it may deem appropriate, including settling such Contest (subject, however, to Section 12.5(d) if such settlement would adversely affect Seller) after giving ten days' prior written notice to Seller setting forth the terms and conditions of settlement. In the event of a Contest covered by the second sentence of this paragraph that involves issues relating to a potential adjustment for which Seller has liability that also involves separate issues relating to a potential adjustment for which Buyer would be liable, Buyer shall have the right, at its expense, to control the Contest but only with respect to the latter issues.

        (c) Neither Buyer nor Seller shall enter into any compromise or agree to settle any claim pursuant to any Contest which would adversely affect the other party for such year or a subsequent or prior year without the written consent of the other party, which consent may not be unreasonably withheld, conditioned or delayed.

        (d) Notwithstanding any other provision of this Section 12.5, the defense of any Third Party Claim in respect of which indemnity may be sought under Section 10.3 shall be subject to all obligations imposed by the National Propane Purchase Agreement with respect to the Contest of such Third Party Claim.

SECTION         12.6    Time of Payment. Payment of any amounts due under this
Article XII in respect of Taxes shall be made (i) at least three Business Days before the due date of the applicable estimated or final Tax Return required to be filed by either Buyer or Seller, as the case may be, that shows Taxes due for which the other party is responsible under Sections 12.1(a), (b) or (c), and
(ii) within three Business Days following an agreement between Seller and Buyer that an indemnity amount is payable, an assessment of a Tax by a Taxing authority, or a "determination" having been made as such term is defined in
Section 1313(a) of the Code. If liability under this Article XII is in respect of Contest Expenses, payment of any amounts due under this Article XII shall be made within five Business Days after the date when the relevant


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

party has been notified that such party has a liability for a determinable amount under this Article XII and is provided with calculations or other materials supporting such liability.

SECTION 12.7 Cooperation and Exchange of Information. Seller and Buyer shall provide each other with such cooperation and information as either of them or their respective affiliates reasonably may request of the other in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any Contest in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by taxing authorities. Each party and its affiliates shall make its employees available on a basis mutually convenient to both parties to provide explanations of any documents or information provided hereunder. Each of Seller and Buyer shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company and the Subsidiaries for each Taxable period first ending after the Closing Date and for all prior Taxable periods until the later of (i) the expiration of the statute of limitations of the Taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified in writing of such extensions for the respective Tax periods, or (ii) three years following the due date (without extension) for such Tax Returns. Any information obtained under this Section 12.7 shall be kept confidential except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting a Contest or as otherwise may be required by law, regulation or the rules of any stock exchange.

SECTION 12.8 Conveyance Taxes. The Buyer and the Seller shall each pay 50% of any real or personal property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes (collectively, "Conveyance Taxes") which become payable in connection with the sale of the Company Assets and Liabilities to the Buyer pursuant to Section 1.1(e). The Buyer shall pay 88%, and the Seller shall pay 12%, of any Conveyance Taxes which become payable in connection with the transfer of the Buyer Blend Assets and Liabilities to CPLP on the Closing Date. Seller and Buyer shall file such applications and documents as shall permit any such Conveyance Taxes to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedures. Buyer or Seller, as appropriate, shall execute and deliver all instruments and certificates necessary to enable the other to comply with any filing requirements relating to any such Conveyance Taxes.

SECTION         12.9    Miscellaneous.

        (a) To the extent permitted by law, Seller and Buyer agree to treat all payments made by either of them to or for the benefit of the other (including any payments to any Company Party) under this Article XII or under other indemnity provisions of this Agreement as adjustments to the Purchase Price or as capital contributions for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the laws of a particular jurisdiction provide otherwise.


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


        (b) Neither Seller nor any Buyer Party shall make or cause to be made any election or take or cause to be taken any action which would materially increase the other party's liability to pay Taxes pursuant to the terms of this Agreement unless (i) such election or action is required by law, (ii) such election or action is required in order to comply with such party's obligations under Article X of this Agreement, or (iii) the party making such election or taking such action provides a written waiver of its rights to any claim for any additional Taxes that such party might have pursuant to the terms of this Agreement resulting from such election or action.

        (c) The Buyer Parties, on the one hand, and the Seller, on the other hand, will report for all Tax purposes the Tax consequences of the Principal Closing Transactions in a manner consistent with the form and order of the Principal Closing Transactions, as described in Section 1.1 (the "Reporting Position"). In the event that any Tax authority proposes to characterize the Principal Closing Transactions in a manner other than that of the Reporting Position, the Buyer Parties, on the one hand, and the Seller, on the other hand, agree to contest such proposed recharacterization of the Principal Closing Transactions by a Tax authority (a "Structure Controversy") in good faith using commercially reasonable efforts to defend the Reporting Position. In addition, the Buyer Parties, on the one hand, and the Seller, on the other hand, agree that an alternative method of analyzing the Principal Closing Transactions, is that the Company would have (i) exchanged a portion of the Intercompany Note for Buyer Limited Partnership Interests, (ii) exchanged the Buyer Limited Partnership Interests for Buyer Parent Units, and (iii) distributed the Buyer Parent Units to Seller in connection with the transactions described in Section 1.1(h) (the "Alternative Structure") in lieu of (y) the Seller cash transfers and partnership contributions described in Section 1.1 (a) and (b), and (z) the portion of Section 1.1(h) relating to the cash sale of the Intercompany Note. To the extent that issues relating to the substance of the Principal Closing Transactions are raised by a Tax authority in a Structure Controversy, the parties agree to present the Alternative Structure as a secondary argument to the Reporting Position as representing the intent of the parties (absent certain financing constraints) and as being consistent with the substance of the Principal Closing Transactions. To the extent that the Principal Closing Transactions are recharacterized by a Tax authority as involving a contribution by Seller of any property to Buyer in exchange for Buyer Limited Partnership Interests, the Buyer may make remedial allocations within the meaning of Treas. Reg. Section 1.704-3(d), if any, with respect to such property.

                                  ARTICLE XIII
                                  MISCELLANEOUS

SECTION 13.1 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other (each, a "Notice") shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:


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

        If to Seller, addressed to:

                      Columbia Energy Group
                      801 East 86th Street
                      Merrillville, IN 46410
                      Attn:  Chief Financial Officer
                      Facsimile: (219) 647-6060

               with a copy to:

                      Schiff Hardin & Waite
                      6600 Sears Tower
                      Chicago, IL 60606
                      Attn:  Peter V. Fazio, Jr.
                      Facsimile: (312) 258-5600

        If to Buyer Parties, in person, by courier or telecopier, to:

                      AmeriGas Propane, L.P.
                      460 North Gulph Road
                      King of Prussia, PA  19406
                      Attention:  Vice President - Law
                      Fax:  (610) 992-3258

        If to Buyer Parties by U.S. Mail, to:

                      AmeriGas Propane, L.P.
                      P.O. Box 965
                      Valley Forge, PA  19482
                      Attn:  Vice President - Law

               with a copy to:

                      Morgan, Lewis & Bockius LLP
                      1701 Market Street
                      Philadelphia, PA  19103-2921
                      Attn:  Howard L. Meyers
                      Fax: (215) 963-5299

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next Business Day after receipt if not received during the recipient's normal business hours. All Notices by facsimile shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any


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
party may change any address to which Notices are to be given to it by giving Notice as provided above of such change of address.

SECTION         13.2    Governing Law; Dispute Resolution; Enforcement.

        (a) The provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

        (b) Any claim by the Buyer Parties against the Seller, or by the Seller against the Buyer Parties, not involving a Third Party Claim shall be asserted by written notice to the other party in accordance with Section 13.1, stating the nature of such claim in reasonable detail and indicating the estimated amount, if practicable. In the event of any such claim or any other dispute arising under this Agreement, prior to the commencement of litigation, an officer of API and an officer of Seller shall attempt in good faith to resolve the dispute consistent with the terms of this Agreement. If they are unable to resolve the dispute in this manner within a reasonable period of time, the parties may pursue judicial remedies with respect to such dispute.

        (c) Each party hereto hereby irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (each, a "Delaware Court") for any actions, suits or proceedings arising out of or relating to this Agreement or the Transactions, (ii) agrees that any such action, suit or proceeding may be brought or maintained only in a Delaware Court and in no other forum, (iii) irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or related to this Agreement or the Transactions in any Delaware Court located in Wilmington, Delaware, and further irrevocably and unconditionally waives and agrees not to plead a claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum, and (iv) irrevocably and unconditionally waives any right to a trial by jury in any action, suit or proceeding arising out of or related to this Agreement or the Transactions and agrees that any such action, suit or proceeding shall be tried before a court and not before a jury.

SECTION 13.3 Entire Agreement; Amendments and Waivers. This Agreement (including all exhibits and schedules hereto), the Confidentiality Agreement, the Special Redemption Side Letter and the letter agreement, dated as of the date hereof, regarding reimbursement of certain communication expenses constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement amends and restates in its entirety the Purchase Agreement, dated as of January 30, 2001, among the Seller, the Company, CPLP and the Buyer Parties. The Buyer Parties acknowledge that neither Seller nor any affiliate nor any officer, director, employee, representative, agent or advisor of any of them makes or has made any representation or warranty, express or implied, or any other inducement or promise to the Buyer Parties except as specifically made in this Agreement, the Confidentiality Agreement, the Special Redemption Side Letter or other side letters dated the date hereof or the Closing Date or any officer's certificates dated the Closing Date delivered pursuant to Section 1.3 of this


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

Agreement. Buyer has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the risks and merits of its purchase of the Interests and the other Transactions and is capable of bearing the economic risks thereof. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

SECTION 13.4 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned by any party hereto without the prior written consent of either Buyer or Seller, as applicable, and any such assignment that is not consented to shall be null and void; provided, however, that a party may assign this Agreement, upon notice to the other parties, to (a) a subsidiary or parent or other entity owned or controlled by (or owning or controlling) that party, or (b) a person that (i) purchases all or substantially all of the assets that are being conveyed hereunder or (ii) merges with the Company or any of the Subsidiaries, provided, further, however, that any assignment under clause (a) or (b) shall not release, affect or reduce in any way the assigning party's obligations under this Agreement, and provided, further that the right to assign shall not be construed to permit any Buyer Party or any of its affiliates to take any action that is prohibited by the National Propane Purchase Agreement or by Section 10.2 of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

SECTION 13.5 Severability. If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the parties hereto shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Agreement shall remain in full force and effect.

SECTION 13.6 Disclosure. Disclosure of a matter in any schedule to this Agreement shall not be deemed disclosure with respect to any other schedule, unless it is obvious from the disclosure itself that it also applies to another schedule. The mere inclusion of an item in any schedule shall not be deemed an admission that such item represents a material exception of fact, event or circumstance. The Buyer Parties shall be entitled to rely upon the representations and warranties contained herein without undertaking any independent investigation or being held to any minimal or "reasonable person" standard of due diligence.

SECTION 13.7 Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 13.8 References; Construction. References to any "Article," "Exhibit," "Schedule" or "Section," without more, are to Articles, Exhibits, Schedules and Sections to or of this Agreement. Unless otherwise expressly stated, clauses beginning with the term "including" set forth examples only and in no way limit the generality of the matters thus exemplified; such term shall be given the meaning commonly associated with the phrase, "including, without limitation." For the purposes of this Agreement, except as used in Section 5.15(c), "Knowledge" means the actual knowledge of (a) with respect to Seller, those persons listed on Schedule 13.8(a), and (b) with respect to the Buyer Parties, those persons listed on Schedule 13.8(b). For purposes of this Agreement, "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity. For purposes of this Agreement, "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. For purposes of this Agreement, "Business Day" means any day other than (i) a Saturday, (ii) a Sunday or (iii) any other day on which commercial banks in New York are authorized or obligated by law to close. To the extent that any of the Seller's representations and warranties in Article II speak as to operating matters relating to Atlantic, they shall be unqualified except as otherwise stated in the applicable representation or warranty. To the extent that any of the Seller's representations and warranties in Article II speak as to any other matters concerning Atlantic, they shall be qualified by, and be made subject to, the Seller's Knowledge.

SECTION 13.9 Context. Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter.

SECTION 13.10 No Prejudice. This Agreement has been jointly prepared by the parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.

SECTION 13.11 Execution. This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

EXECUTED as of the date first set forth above.


                           COLUMBIA ENERGY GROUP


                           By:    /s/ M W O'Donnell
                                ------------------------------
                           Name:
                                ------------------------------
                           Title:
                                 ------------------------------

                           COLUMBIA PROPANE CORPORATION


                           By:  /s/ Mark A. Cleaves
                                ------------------------------
                           Name:
                                ------------------------------
                           Title:
                                 ------------------------------


                           CP HOLDINGS, INC.

                           By:  /s/ Mark A. Cleaves
                           Name:
                                ------------------------------
                           Title:
                                 ------------------------------


                           COLUMBIA PROPANE, LP, by CP Holdings,
                           Inc., as General Partner


                           By:  /s/ Mark A. Cleaves
                           Name:
                                ------------------------------
                           Title:
                                 ------------------------------

                           AMERIGAS PROPANE, L.P.,
                           by AmeriGas Propane, Inc., as General Partner

                           By:  /s/ Robert H. Knauss
                                ------------------------------
                           Name: Robert H. Knauss
                                 ------------------------------
                           Title: Vice President - Law
                                  ------------------------------

                           AMERIGAS PARTNERS, L.P.,
                           by AmeriGas Propane, Inc., as General Partner


                           By:  /s/ Robert H. Knauss
                                ------------------------------
                           Name: Robert H. Knauss
                                 ------------------------------
                           Title: Vice President - Law
                                  ------------------------------

                           AMERIGAS PROPANE, INC.


                           By:  /s/ Robert H. Knauss
                                ------------------------------
                           Name: Robert H. Knauss
                                 ------------------------------
                           Title: Vice President - Law
                                  ------------------------------